                                                                     EXHIBIT 4.1
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                        POST-PETITION CREDIT AGREEMENT

                                     among

                            IMPERIAL SUGAR COMPANY,
                                 as Borrower,


                          THE GUARANTORS NAMED HEREIN

                              The Several Lenders
                       from Time to Time Parties Hereto

                                      and

                        HARRIS TRUST AND SAVINGS BANK,
                 as Administrative Agent and Collateral Agent



                         Dated as of January 16, 2001






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

                                                     Table Of Contents

Section                                                  Heading                                                            Page
Section 1.              Definitions....................................................................................       1

       Section 1.1.     Defined Terms..................................................................................       1
       Section 1.2.     Other Definitional Provisions..................................................................      23

Section 2.              Amount And Terms Of Dip Commitments And Incremental Dip Commitments............................      23

       Section 2.1.     DIP Commitments................................................................................      23
       Section 2.2.     Procedure for DIP Credit Borrowing and Incremental DIP Credit Borrowings.......................      24
       Section 2.3.     Swing Line Commitment..........................................................................      25
       Section 2.4.     Procedure for Swing Line Borrowing; Refunding of Swing Line Loans..............................      25
       Section 2.5.     Repayment of Loans; Evidence of Debt...........................................................      26
       Section 2.6.     DIP Commitment Fees, Etc.......................................................................      27
       Section 2.7.     Termination or Reduction of Total DIP Commitments and Total Incremental DIP Commitments........      28
       Section 2.8.     Optional Prepayments...........................................................................      28
       Section 2.9.     Mandatory Prepayments and DIP Commitment Reductions............................................      28
       Section 2.10.    Interest Rates and Payment Dates...............................................................      32
       Section 2.11.    Computation of Interest and Fees...............................................................      32
       Section 2.12.    Pro Rata Treatment and Payments................................................................      32
       Section 2.13.    Requirements of Law............................................................................      34
       Section 2.14.    Taxes..........................................................................................      35
       Section 2.15.    Indemnity......................................................................................      36
       Section 2.16.    Change of Lending Office; Claims Certificate...................................................      36
       Section 2.17.    Provisional Nature of Applications.............................................................      37

Section 3.              Letters Of Credit..............................................................................      37

       Section 3.1.     L/C Commitment.................................................................................      37
       Section 3.2.     Procedure for Issuance of Letter of Credit.....................................................      38
       Section 3.3.     Commissions, Fees and Other Charges............................................................      38
       Section 3.4.     L/C Participations.............................................................................      38
       Section 3.5.     Reimbursement Obligation of the Borrower.......................................................      39
       Section 3.6.     Obligations Absolute...........................................................................      40
       Section 3.7.     Letter of Credit Payments......................................................................      40
       Section 3.8.     Applications...................................................................................      40

Section 4.              Representations And Warranties.................................................................      40

       Section 4.1.     Financial Condition............................................................................      40
       Section 4.2.     No change......................................................................................      41

       Section 4.3.     Corporate Existence; Compliance with Law........................................     41
       Section 4.4.     Corporate Power; Authorization; Enforceable Obligations.........................     41
       Section 4.5.     No Legal Bar....................................................................     42
       Section 4.6.     No Material Litigation..........................................................     42
       Section 4.7.     No Default......................................................................     42
       Section 4.8.     Ownership of Property; Liens....................................................     42
       Section 4.9.     Intellectual Property...........................................................     42
       Section 4.10.    Taxes...........................................................................     43
       Section 4.11.    Federal Regulations.............................................................     43
       Section 4.12.    ERISA...........................................................................     43
       Section 4.13.    Investment Company Act; Other Regulations.......................................     43
       Section 4.14.    Subsidiaries....................................................................     43
       Section 4.15.    Use of Proceeds.................................................................     44
       Section 4.16.    Environmental Matters...........................................................     44
       Section 4.17.    Accuracy of Information, Etc....................................................     45
       Section 4.18.    Regulation H....................................................................     45
       Section 4.19.    Financing Order.................................................................     45
       Section 4.20.    Super-Priority Administrative Expense...........................................     46

Section 5.              Conditions Precedent............................................................     46

       Section 5.1.     Conditions to Initial Extension of Credit.......................................     46
       Section 5.2.     Conditions to Each Extension of Credit..........................................     48

Section 6.              Affirmative Covenants...........................................................     49

       Section 6.1.     Financial Statements............................................................     49
       Section 6.2.     Certificates; Other Information.................................................     49
       Section 6.3.     Conduct of Business and Maintenance of Existence, Etc...........................     51
       Section 6.4.     Maintenance of Property; Insurance..............................................     51
       Section 6.5.     Inspection of Property; Books and Records; Discussions..........................     52
       Section 6.6.     Notices.........................................................................     52
       Section 6.7.     Environmental Laws..............................................................     53
       Section 6.8.     SPV Collateral..................................................................     54
       Section 6.9.     Essential Trade Creditors.......................................................     54

Section 7.              Negative Covenants..............................................................     54

       Section 7.1.     Chapter 11 Claims...............................................................     54
       Section 7.2.     Limitation on Indebtedness......................................................     55
       Section 7.3.     Limitation on Liens.............................................................     56
       Section 7.4.     Limitation on Fundamental Changes...............................................     57
       Section 7.5.     Limitation on Sale of Assets....................................................     57
       Section 7.6.     Limitation on Dividends.........................................................     58
       Section 7.7.     Limitation on Capital Expenditures..............................................     58
       Section 7.8.     Limitation on Investments, Loans and Advances...................................     58
       Section 7.9.     Limitation on Transactions with Affiliates......................................     59

       Section 7.10.    Limitation on Sales and Leasebacks..............................................     59
       Section 7.11.    Limitation on Changes in Fiscal Periods.........................................     59
       Section 7.12.    Limitation on Negative Pledge Clauses...........................................     59
       Section 7.13.    Limitation on Restrictions on Subsidiary Distributions..........................     60
       Section 7.14.    Limitation on Lines of Business.................................................     60
       Section 7.15.    Reclamation Claims..............................................................     60
       Section 7.16.    Unauthorized Transactions.......................................................     60
       Section 7.17.    Executory Contracts.............................................................     60
       Section 7.18.    Limitation on Restrictions on Subsidiary Distributions..........................     60
       Section 7.19.    Financial Condition Covenants...................................................     60

Section 8.              Collateral......................................................................     61

       Section 8.1.     Security........................................................................     61
       Section 8.2.     Perfection of Security Interests................................................     61
       Section 8.3.     Receivables and Inventory Collections...........................................     62
       Section 8.4.     Rights of Collateral Agent......................................................     62
       Section 8.5.     Performance by Lender of Debtor's Post-Petition Obligations.....................     63
       Section 8.6.     Collateral Agent's  Appointment as Attorney-in-Fact.............................     63
       Section 8.7.     Administrative Expense Carve-Out................................................     65

Section 9.              Events Of Default...............................................................     65

       Section 9.1.     Events of Default...............................................................     65
       Section 9.2.     Consequences of Event of Default................................................     68
       Section 9.3.     Consequences of Maturity Date...................................................     69
       Section 9.4.     Payment at Maturity Date........................................................     70
       Section 9.5.     Injunctive Relief...............................................................     70
       Section 9.6.     Relief from Stay................................................................     70

Section 10.             The Agents......................................................................     70

       Section 10.1.    Appointment.....................................................................     70
       Section 10.2.    Delegation of Duties............................................................     71
       Section 10.3.    Exculpatory Provisions..........................................................     71
       Section 10.4.    Reliance by Administrative Agent................................................     71
       Section 10.5.    Notice of Default...............................................................     72
       Section 10.6.    Non-Reliance on Agents and Other Lenders........................................     72
       Section 10.7.    Indemnification.................................................................     72
       Section 10.8.    Agent in Its Individual Capacity................................................     73
       Section 10.9.    Successor Administrative Agent..................................................     73
       Section 10.10.   Authorization to Release Liens..................................................     74

Section 11.             Guarantee.......................................................................     74

       Section 11.1.    Guarantee.......................................................................     74
       Section 11.2.    Right of Contribution...........................................................     75
       Section 11.3.    No Subrogation..................................................................     75

       Section 11.4.    Amendments, Etc. with Respect to the Borrower Obligations.......................     75
       Section 11.5.    Guarantee Absolute and Unconditional............................................     76
       Section 11.6.    Reinstatement...................................................................     76
       Section 11.7.    Payments........................................................................     77
       Section 11.8.    The SPV.........................................................................     77

Section 12.             Miscellaneous...................................................................     77

       Section 12.1.    Amendments and Waivers..........................................................     77
       Section 12.2.    Notices.........................................................................     78
       Section 12.3.    No Waiver; Cumulative Remedies..................................................     78
       Section 12.4.    Survival of Representations and Warranties......................................     79
       Section 12.5.    Payment of Expenses.............................................................     79
       Section 12.6.    Successors and Assigns; Participations and Assignments..........................     80
       Section 12.7.    Adjustments; Setoff.............................................................     82
       Section 12.8.    Counterparts....................................................................     83
       Section 12.9.    Severability....................................................................     83
       Section 12.10.   Integration.....................................................................     83
       Section 12.11.   GOVERNING LAW...................................................................     84
       Section 12.12.   Submission to Jurisdiction; Waivers.............................................     84
       Section 12.13.   Acknowledgments.................................................................     84
       Section 12.14.   Waivers of Jury Trial...........................................................     85
       Section 12.15.   Confidentiality.................................................................     85
       Section 12.16.   No Modification; No Discharge; Survival of Claims...............................     85
       Section 12.17.   Pre-Petition Loan Documents.....................................................     86
       Section 12.18.   Bankruptcy Code Waivers.........................................................     86
       Section 12.19.   Validation of Liens.............................................................     86

Schedules:
2.1          DIP Commitment Percentages
4.1.         Contingent Liabilities
4.6          Pending Enforcement Actions
4.14         Subsidiaries
4.18         Real Property Located in Flood Zone
7.2(e)       Existing Indebtedness
7.3(g)       Existing Liens
7.8g)        Extensions of Credit

Exhibits:

A            Form of Borrowing Base Certificate
B            Form of Compliance Certificate
C            Form of Closing Certificate
D            Form of Interim Financing Order
E            Form of Assignment and Acceptance
F-1          Form of Revolving Credit Note
F-2          Form of Swing Line Note
F-3          Form of Incremental DIP Note
G            Form of Exemption Certificate
H            Form of Notice of Borrowing (Drawings)
I            Definition of Receivables

     This Post Petition Credit Agreement, dated as of January 16, 2001, is by and among Imperial Sugar Company, a Texas corporation (the "Borrower"), as debtor and debtor in possession in a case pending under Chapter 11 of the Bankruptcy Code, and each of the parties executing this Agreement under the heading "Guarantors" (each a "Guarantor" and collectively the "Guarantors"), each as debtor and debtor in possession in a case pending under Chapter 11 of the Bankruptcy Code, (the Borrower and the Guarantors, each a "Debtor" and collectively the "Debtors"), each of which Guarantors is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Chapter 11 Case" and collectively the "Chapter 11 Cases"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), Harris Trust and Savings Bank, as Collateral agent (in such capacity, the "Collateral Agent") and Harris Trust And Savings Bank, as administrative agent (in such capacity, the "Administrative Agent").

                                  Witnesseth:

     Whereas, on January 16, 2001 (the "Petition Date") the Borrower and the Guarantors have filed voluntary petitions with the United States Bankruptcy Court for the District of Delaware initiating the Chapter 11 Cases and have continued in possession of their assets and the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

     Whereas, the Borrower owns, directly or indirectly, all of the issued and outstanding capital stock or other equity interests of each of the Guarantors;

     Whereas, the Borrower and the Guarantors have requested that the Lenders enter into certain financing arrangements with the Borrower pursuant to which the Lenders may make loans and provide other financial accommodations to the Borrower;

     Whereas, the Lenders are willing to make such loans and advances and provide such financial accommodations on the terms and conditions set forth herein.

     Now, Therefore, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.    Definitions

    Section 1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

     "Additional Credit Extended Post-Petition": The positive difference, if any, between (a) the sum of the Total DIP Extensions of Credit and the Pre-Petition Revolving Obligations, all determined as of the True-Up Date, and (b) the aggregate principal amount of the Pre-Petition Revolving Obligations on the Petition Date.

     "Adequate Protection Obligations": shall mean all present and future obligations of the Debtors under any order or orders of the Bankruptcy Court to pay interest, fees, costs, expenses and charges on or with respect to the Pre-Petition Obligations under Sections 361 and 506(b) of the Bankruptcy Code.

     "Administrative Agent": as defined in the preamble hereto.

     "Administrative Expense Carve-Out": $3,000,000 plus professional fees and expenses incurred prior to the Termination Date to the extent such fees and expenses are approved by the Bankruptcy Court, subject to the Lenders' and the Agents' right to object to such fees and expenses.

     "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agents": the collective reference to the Administrative Agent and the Collateral Agent.

     "Agreement": this Post-Petition Credit Agreement, as amended, supplemented or otherwise modified from time to time.

     "Applicable Margin": as to Incremental DIP Loans, 2.75% and as to all other Loans and Reimbursement Obligations, 2.50%.

     "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

     "Assignee":  as defined in Section 12.6(c).

     "Assignor":  as defined in Section 12.6(c).

     "Available DIP Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's DIP Commitment over (b) such Lender's DIP Extensions of Credit; provided, that (i) in calculating any Lender's DIP Extensions of Credit for the purpose of determining such Lender's Available DIP Commitment pursuant to Section 2.6(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero (but only until such Swing Line Loans are refinanced) and (ii) in calculating such Lender's DIP Commitment for the purpose of determining such Lender's Available DIP Commitment pursuant to Section 2.6(a), the aggregate principal amount of the outstanding CCC Loans shall be deemed to be zero.

     "Available Incremental DIP Commitment": as to any Incremental DIP Lender at any time, an amount equal to the excess, if any, of (a) such Incremental DIP Lender's Incremental DIP Commitment over (b) the outstanding principal amount of such Incremental DIP Lender's Incremental DIP Loans.

     "Available Restricted Proceeds":  as defined in Section 2.1(d).

     "Bankruptcy Code": shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

     "Bankruptcy Court": shall mean the United States Bankruptcy Court for the District of Delaware, or any other court having jurisdiction over the Chapter 11 Cases from time to time.

     "Base Rate": means for any day the rate of interest announced by Harris Trust and Savings Bank ("Harris") from time to time as its prime commercial rate in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (the "Harris Prime Rate"), provided that if the rate per annum determined by adding 1/2 of 1% to the rate at which Harris would offer to sell federal funds in the interbank market on or about 10:00 a.m. (Chicago time) on any day (the "Adjusted Fed Funds Rate") shall be higher than the Harris Prime Rate on such day, then the Base Rate for such day and for the succeeding day which is not a Business Day shall be such Adjusted Fed Funds Rate. The determination of the Adjusted Fed Funds Rate by the Administrative Agent shall be final and conclusive provided it has acted in good faith in connection therewith.

     "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

     "Borrower": as defined in the preamble hereto.

     "Borrowing Base": as of any time the same is to be determined, an amount determined in a manner agreed to in writing by the Borrower and the Required Lenders and absent such an agreement in writing an amount equal to the sum of:

          (a) 85% of the Value of Eligible Inventory consisting of finished goods sugar, plus

          (b) 85% of the Value of Eligible Inventory consisting of finished purchased product, plus

          (c) 80% of the Value of Eligible Inventory consisting of domestic bulk raw sugar, plus

          (d) 70% of the Value of Eligible Inventory consisting of bulk raw sugar that is not domestic bulk raw sugar, plus

          (e) 50% of the Value of Eligible Inventory consisting of work-in-process, plus

          (f) 60% of the Value of Eligible Inventory consisting of finished goods-food service, plus

          (g) 60% of the Value of Eligible Inventory consisting of by-products, pulp and molasses, plus

          (h) 50% of the Value of Eligible Inventory consisting of sugar beets on hand, plus

          (i) 30% of the Value of Eligible Inventory consisting of supply, repair and quarry, plus

          (j) 30% of the net book value of the Borrower's and its Subsidiaries' fixed assets as of December 31, 2000, plus

          (k) 30% of the Value of Eligible Inventory consisting of sugar beet seed, plus

          (l) 100% of the cash balance held in commodities accounts with futures commission merchants, minus

          (m)   the amount of all Grower Payables.

provided that (i) the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the Borrowing Base Certificates to be furnished from time to time by the Borrower pursuant to Section 6.2(e) hereof and, if required by the Administrative Agent or the Required Lenders pursuant to any of the terms hereof, as verified by such other evidence required to be furnished to the Administrative Agent or the Lenders pursuant hereto.

     "Borrowing Base Certificate": a certificate in the form attached hereto as Exhibit A.

     "Borrowing Base Obligations": as of any time the same is to be determined, an amount equal to the sum of the Total DIP Extensions of Credit then outstanding plus the aggregate principal amount of all Incremental DIP Loans then outstanding plus all Pre-Petition Revolving Obligations then outstanding.

     "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

     "Budget": the weekly cash flow forecast projecting the Debtors' budgeted cash receipts and disbursements (including Costs of Reorganization) on a weekly basis from the Petition Date through the Termination Date delivered to satisfy the requirements of Section 5.1(c) hereof and attached to the Interim Financing Order, as such budget may from time to time be extended or otherwise modified by order of the Bankruptcy Court or with the consent of the Required Lenders.

     "Budget Report": as defined in Section 6.2(d).

     "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

     "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     "Capitalized Refurbishment Expenditures": manufacturing costs incurred between processing periods which are necessary to prepare any beet factory for the next processing campaign which are deferred and allocated to the cost of sugar produced in the subsequent campaign.

     "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     "Cash Collateral": shall mean the cash collateral (within the meaning
Section 363 of the Bankruptcy Code) subject to the Liens securing the Obligations or any portion thereof.

     "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

     "CCC Loans":  Indebtedness permitted by Section 7.2(g) hereof.

     "Chapter 11 Case": shall have the meaning set forth in the preamble hereof.

     "Closing Date": the date on which the conditions precedent set forth in
Section 5.1 shall have been satisfied, which date occurred on January 16, 2001.

     "Code": the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral": as defined in Section 8.1 hereof.

     "Collateral Agent": as defined in the preamble hereto.

     "Commitments": the DIP Commitments, Incremental DIP Commitments, Swing Line Commitment and L/C Commitment.

     "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

     "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

     "Consolidated Current Assets": at any date, all amounts which would, in conformity with GAAP, be properly classified as current assets after deducting adequate reserves where proper, on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

     "Consolidated Current Liabilities": at any date, all amounts which would, in conformity with GAAP be properly classified as current liabilities, including CCC Borrowings, as well as Pre-Petition Revolving Obligations and all DIP Extensions of Credit, on a consolidated balance sheet of the Borrower and its Subsidiaries at such date but excluding short-term borrowings, deferred taxes and the current portion of long-term debt.

     "Consolidated Current Ratio": at any date, the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

     "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (a) Consolidated Interest Expense (including SPV Interest Expense), amortization or write-off of debt discount and debt issuance costs and other fees and charges associated with Indebtedness (including the Loans), (b) foreign, federal, state and local income taxes for such period, (c) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period, (d) Extraordinary expenses or losses as defined by GAAP, (e) losses from sale of assets outside the ordinary course of business,
(f) the Costs of Reorganization, (g) unrealized gains or losses (x) on commodities accounts maintained with future commission merchants, and (y) under Interest Rate Protection Agreements, and (h) expenses or charges related to closing or down-sizing facilities or corporate entities ("Down-Sizing Expenses"), and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) Extraordinary income or gains as defined by GAAP, (c) gains on sale of assets outside the ordinary course of business; provided, however that the amount added to Consolidated Net Income pursuant to clauses (d), (e) and (f) and the Down-Sizing Expenses paid in cash shall not exceed $20,000,000 at any time.

     "Consolidated Interest Coverage Ratio": at any date, the ratio of (a) Consolidated EBITDA for the period commencing October 1, 2000, and ending on the date of determination, to (b) Consolidated Interest Expense for the same period.

     "Consolidated Interest Expense": for any period, the sum of (a) total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net cash costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP) and (b) the SPV Interest Expense for such period.

     "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (b) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

     "Consolidated Net Worth": at any date, all amounts which would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date, excluding any amount included therein attributable to accumulated other comprehensive income for the Borrower and its Subsidiaries.

     "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

     "Costs of Reorganization": all legal, professional and advisory fees paid by the Debtors (whether or not incurred by the Debtors) in connection with the Chapter 11 Cases as set forth in the Budget and approved in the Financing Order or as may be otherwise approved from time to time by the Bankruptcy Court, subject to the Lenders' and the Agents' right to object thereto.

     "Debtor": is defined in the Preamble hereto.

     "Default": any of the events specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "DIP Commitment": as to any Lender, the obligation of such Lender, if any, to make DIP Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed such Lender's DIP Commitment Percentage of the DIP Maximum Commitment Amount, as the same may be changed from time to time pursuant to the terms hereof.

     "DIP Commitment Percentage": as to any Lender at any time, the percentage set forth under the heading "DIP Commitment Percentage" opposite such Lender's name on Schedule 2.1, as the same may be changed from time to time pursuant to the terms hereof (or, at any time after the DIP Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's DIP Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Total DIP Extensions of Credit then outstanding).

     "DIP Commitment Period": the period from and including the Closing Date to the Termination Date.

     "DIP Credit Facility" or "Facility" shall mean the debtor-in-possession facility extended to the Borrower by the Lenders hereunder, other than the Incremental DIP Credit Facility.

     "DIP Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all DIP Loans made by such Lender then outstanding, (b) such Lender's DIP Commitment Percentage of the L/C Obligations then outstanding and (c) such Lender's DIP Commitment Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

     "DIP Loans": as defined in Section 2.1(a).

     "DIP Maximum Commitment Amount": at any time the same is to be determined, an amount equal to:

            (a) $4,128,154.66 (being the positive difference, if any, between (i) the Pre-Petition Maximum Revolving Commitment Amounts of all Pre-Petition Revolving Lenders and (ii) the aggregate outstanding principal amount of the Pre-Petition Revolving Obligations, each computed as of the Petition Date), plus

            (b) any reduction in the Pre-Petition Revolving Obligations occurring after the Petition Date other than as a result of payments thereof made pursuant to Section 2.9(b) or (c) hereof, minus

            (c) 85% of the aggregate amount of Restricted Asset Sale Proceeds received from and after the Petition Date, minus

            (d) the aggregate amount of Recovery Event Proceeds received from and after the Petition Date that were applied to pay DIP Loans and Pre-Petition Revolving Obligations pursuant to Section 2.9(c) hereof, minus

            (e) the aggregate principal amount of all outstanding CCC Loans, provided that during the period commencing on the Closing Date and ending on March 14, 2001, only the outstanding principal amount of CCC Loans in excess of $25,000,000 shall reduce the DIP Maximum Commitment Amount, minus

            (f) the amount of all reductions of the Total DIP Commitments made pursuant to Section 2.7 hereof;

provided, that until the Final Financing Order Date the DIP Maximum Commitment Amount shall not exceed $50,000,000. During the Incremental DIP Commitment Period, the $35,000,000 Incremental DIP Credit Facility shall also be in effect.

     "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

     "Dollars" and "$": dollars in lawful currency of the United States of America.

     "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

     "Eligible Inventory": any inventory of the Borrower or any Guarantor which the Required Lenders in their sole discretion deem to be acceptable for inclusion in the Borrowing Base and which complies with each of the following requirements:

            (a) it consists of raw bulk sugar, sugar beets, supplies, finished goods, all other sugar and sugar products, supply, repair, quarry, packaging materials, work-in-process, finished goods, and pulp and molasses and other by-products from the processing or refining of sugar;

            (b) it substantially conforms to the Borrower's or the applicable Guarantor's advertised or represented specifications, applicable government standards and regulations and other quality standards and has not been reasonably determined by the Administrative Agent to be unacceptable due to age, type, variety, quality, quantity, or location;

            (c) it is not covered by a warehouse receipt or similar document unless such warehouse receipt or similar document has been delivered to the Administrative Agent with all necessary endorsements;

            (d) all warranties of the Borrower or the applicable Guarantor in the Loan Documents are true and correct in all material respects with respect thereto;

            (e) it has been identified to the Administrative Agent in the manner required by the Administrative Agent;

            (f) it is located at a location disclosed to and approved by the Administrative Agent, and if requested by the Administrative Agent, any Person owning or controlling such location shall have waived all right, title and interest in and to such Inventory in a manner satisfactory to the Administrative Agent; and

            (g) it is subject to a perfected first priority Lien in favor of the Collateral Agent and it is free and clear of any other Lien of any nature whatsoever.

     "Enforcement Notice": (a) two days prior notice to the Borrower and the United States Trustee with respect to Sections 9.2(a) and (e), and (b) five days prior notice to the Borrower and the United States Trustee with respect to
Section 9.2(b), 9.2(c), 9.2(d), 9.3(c), 9.3(d), 9.3(e), 9.3(f) and 9.3(g)
hereof.

     "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirement (including, without limitation, Environmental Permits) of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

     "Environmental Permits": any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default": any of the events specified in Section 9.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Excluded Foreign Subsidiaries": any Foreign Subsidiary the pledge of all of whose Capital Stock as Collateral would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

     "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

     "Final Financing Order": shall mean a final order of the Bankruptcy Court authorizing and approving the DIP Credit Facility on terms and conditions no less favorable to the Lenders than those contained in the Interim Financing Order, in substantially the form of the Interim Financing Order and otherwise acceptable to the Lenders as to form and substance.

     "Final Financing Order Date": shall mean the date (if any) on which all of the following conditions have been satisfied: (a) the Final Financing Order shall have been entered in the Chapter 11 Cases by the Bankruptcy Court, (b) the deadline by which appeals could have been taken from the Final Financing Order shall have expired without any such appeals having been taken, and the Final Financing Order shall be final and non-appealable and shall not have been amended, modified, stayed, vacated, rescinded or reversed in any respect and (c) all conditions precedent contained in Sections 5.1 and 5.2 hereof shall have been satisfied.

     "Financing Order": shall mean the Interim Financing Order prior to entry of the Final Financing Order and shall mean the Final Financing Order at all times thereafter.

     "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

     "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

     "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination, except that for purposes of Section 7.19, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 6.1(a). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

     "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the National Association of Insurance Commissioners).

     "Grower Payables": all amounts owed by the Loan Parties from time to time to any Person on account of agricultural products or services (including the purchase price of sugar beets).

     "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or purchases of inventory (including crops and raw materials) in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Guarantors": shall have the meaning set forth in the preamble hereof.

     "Incur": as defined in Section 7.1.

     "Incremental DIP Commitment": as to any Lender, the obligation of such Lender, if any, to make Incremental DIP Loans in an aggregate principal amount not to exceed such Lender's Incremental DIP Commitment Percentage of $35,000,000, as the same may be changed from time to time pursuant to the terms hereof.

     "Incremental DIP Commitment Percentage": as to any Incremental DIP Lender at any time, the percentage set forth under the heading "Incremental DIP Commitment Percentage" opposite such Incremental DIP Lender's name on Schedule 2.1, as the same may be changed from time to time pursuant to the terms hereof (or, at any time after the Incremental DIP Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Incremental DIP Lender's Incremental DIP Loans then outstanding constitutes of the aggregate principal amount of the Incremental DIP Loans of all Incremental DIP Lenders then outstanding).

     "Incremental DIP Commitment Period": the period from and including the Closing Date to the Incremental DIP Termination Date.

     "Incremental DIP Credit Facility" shall mean the debtor-in-possession facility extended to the Borrower by the Lenders under the Incremental DIP Commitments.

     "Incremental DIP Lender":  any Lender that has an Incremental DIP
Commitment.

     "Incremental DIP Loans": as defined in Section 2.1 (e).

     "Incremental DIP Termination Date":  the earliest of (a) March 31, 2001,
(b) the date on which the DIP Commitments are terminated in whole pursuant to
Section 2.7, or 9 hereof after notice to the Borrower by the Administrative Agent of the Event of Default resulting in such termination, and (c) the Maturity Date.

     "Indebtedness": of any Person at any date, without duplication, (a) all Indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (for purposes of calculating the amount of indebtedness referred to in this clause
(i) the amount of indebtedness shall be limited to the value of such Property) and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Interest Rate Protection Agreements and (k) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries (i) held by any Person other than such Person and its Wholly Owned Subsidiaries and (ii) providing for any scheduled or mandatory payment, redemption or sinking fund prior to one year after the final maturity of the Pre-Petition Tranche B Term Loans.

     "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent": pertaining to a condition of Insolvency.

     "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

     "Interim Financing Order": shall mean an order entered by the Bankruptcy Court on an interim basis after notice given in a hearing conducted in accordance with Bankruptcy Rule 4001(c) and in substantially the form attached hereto as Exhibit D.

     "Issuing Lender": Harris Trust and Savings Bank, in its capacity as issuer of any Letter of Credit.

     "L/C Commitment": $30,000,000 (in addition to any letter of credit issued pursuant to the Pre-Petition Credit Agreement).

     "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

     "L/C Participants": the collective reference to all the Lenders other than the Issuing Lender.

     "Lenders": as defined in the preamble hereto.

     "Letters of Credit": as defined in Section 3.1(a).

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Lien Validation Process": the procedure set forth in the Interim Financing Order for dealing with objections to the validity of the Liens in the Pre-Petition Collateral or confirming such Liens in the absence of any objection thereto.

     "Loan": any loan made by any Lender pursuant to this Agreement.

     "Loan Documents": this Agreement, the Security Documents, the Applications, the Notes and the Financing Order.

     "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

     "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, operations, liabilities (including, without limitation, contingent liabilities), or condition (financial or otherwise) of the Borrower, its respective Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder which materially affects the benefits intended to be bestowed thereunder.

     "Material Environmental Amount": an amount payable by the Borrower and/or its Subsidiaries in excess of $10,000,000 in any individual circumstance, or at the time of any determination, $15,000,000 in the aggregate at any such time for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

     "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substance that is regulated pursuant to or could give rise to liability under any Environmental Law or common law.

     "Maturity Date": the earliest to occur of the following: (a) August 31, 2001; (b) the date that a plan of reorganization confirmed by an order of the Bankruptcy Court entered pursuant to Sections 1129 and 1141 of the Bankruptcy Code becomes effective pursuant to its terms; (c) the Termination Date; or (d) the date on which the Bankruptcy Court grants the Lenders or the Pre-Petition Lenders relief from the automatic stay as to the Collateral or the Pre-Petition Collateral after the occurrence of an Event of Default and the expiration of any applicable cure period and after two days notice by the Administrative Agent to the Borrower of such Event of Default.

     "Multiemployer Plan": a Plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds": in connection with any Disposition of Property or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Disposition of Property or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Disposition of Property or Recovery Event (other than any Lien pursuant to a Security Document or a Pre-Petition Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable within one year of such event as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements realized as a result of such Disposition of Property or Recovery Events).

     "Non-Debtor Subsidiary": any Subsidiary of the Borrower or any of its Subsidiaries, that is not a Debtor.

     "Non-Excluded Taxes": as defined in Section 2.14(a).

     "Non-Participating Pre-Petition Lenders": all Pre-Petition Term Lenders and those Pre-Petition Revolving Lenders that are not Lenders under this Agreement.

     "Non-U.S. Lender": as defined in Section 2.14(d).

     "Notes": the collective reference to any promissory note evidencing Loans.

     "Notice of Borrowing": (i) with respect to any borrowing of Loans, a Notice of Borrowing (Drawings), substantially in the form of Exhibit H, or (ii) telephonic notice of any such borrowing promptly confirmed in writing (in a form reasonably acceptable to the Administrative Agent).

     "Obligations": shall mean the Pre-Petition Obligations, the Post-Petition Obligations and the Adequate Protection Obligations.

     "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Participant": as defined in Section 12.6(b).

     "Participating Pre-Petition Revolving Lender": the Pre-Petition Revolving Lenders that are also Lenders under this Agreement.

     "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

     "Priority Liens": shall mean all of the following: (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, to the extent such Liens are prior to the Liens of the Agents hereunder as a matter of law; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other that Environmental Liens and any Lien imposed under ERISA) imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, to the extent such Liens are prior to the Liens of the Agents hereunder as a matter of law; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts, to the extent such Liens are prior to the Liens of the Agents hereunder as a matter of law; (iv) licenses, minor imperfections of title, easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower, to the extent such Liens are prior to the Liens of the Agents hereunder as a matter of law; (v) Liens in the Securitized Receivables, the Related Security and any other Property of the SPV securing the SPV's indebtedness, obligations and liabilities relating to the Receivables Securitization Program; (vi) Liens permitted under Sections 7.3(f), (h), (j),
(k), (l) and (o) hereof; (vii) Liens in agricultural products in favor of the Producers of such products securing the purchase price of such products, (viii) Liens permitted by Section 7.3(a), (b), (c), (d) and (e) to the extent such Liens are prior to the Liens of the Agents hereunder as a matter of law, and
(ix) Liens that are valid and enforceable, that existed on the Petition Date and that are otherwise prior to the Liens of the Pre-Petition Agent in the Collateral.

     "Permitted Sellers": shall mean the Borrower and its Wholly Owned Subsidiaries.

     "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Petition Date": as defined in the preamble hereto.

     "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Post-Petition Obligations": shall mean any and all present and future indebtedness, obligations and liabilities, fixed or contingent, of the Borrower and the Guarantors to the Lenders or the Agents arising on and after the date hereof under or in connection with this Agreement, the Financing Order or the other Loan Documents or evidenced by the Notes or in connection with the Letters of Credit, including without limitation the payment of the principal of and interest on the Loans and the Reimbursement Obligations and any such indebtedness, obligations and liabilities arising under Interest Rate Protection Agreements with any of the Lenders.

     "Pre-Petition Agent": shall mean Harris Trust and Savings Bank in its capacity as collateral agent and/or administrative agent under the Pre-Petition Credit Agreement.

     "Pre-Petition Collateral": shall mean all collateral security for the Pre-Petition Obligations which was in existence as of the Petition Date and all proceeds thereof (including as such, accounts arising from the sale of inventory on which the Pre-Petition Agent had a Lien as of the Petition Date).

     "Pre-Petition Credit Agreement": shall mean that certain Amended and Restated Credit Agreement dated as of December 22, 1997 by and between the Borrower, the several lenders from time to time parties thereto, Lehman Brothers, Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent and Harris Trust and Savings Bank, as Administrative Agent and Collateral Agent, as the same has from time to time been modified or amended.

     "Pre-Petition Lenders": the several lenders from time to time parties to the Pre-Petition Credit Agreement.

     "Pre-Petition Loan Documents": shall mean the Pre-Petition Credit Agreement, the Pre-Petition Security Documents and any other security agreement, pledge agreement, trust deed, mortgage, collateral assignment, financing statement or other instrument or agreement executed and delivered in connection therewith.

     "Pre-Petition Loans": shall mean the Pre-Petition Revolving Loans and the loans extended under the "Term Credit" provided for by the Pre-Petition Credit Agreement.

     "Pre-Petition Maximum Revolving Commitment Amount": as to any Pre-Petition Lender, the amount of such Pre-Petition Lender's commitment to make Pre-Petition Revolving Loans immediately before the commencement of the Chapter 11 Cases on the Petition Date and regardless of whether any credit was in use or available under such commitments at that time.

     "Pre-Petition Obligations": shall mean all the indebtedness, obligations and liabilities, fixed or contingent, of the Borrower and its Subsidiaries to the Pre-Petition Lenders or the Pre-Petition Agent arising or in connection with the Pre-Petition Credit Agreement or evidenced by the promissory notes issued by the Borrower thereunder or in connection with the letters of credit issued by the Pre-Petition Lenders thereunder, including without limitation the payment of the principal of and interest on the Pre-Petition Loans made thereunder and the Pre-Petition Reimbursement Obligations and all amounts relating to interest rate protection agreements relating to any of the foregoing.

     "Pre-Petition Reimbursement Obligations": the obligation of the Borrower to reimburse the issuer of letters of credit under the Pre-Petition Credit Agreement for amounts drawn under such letters of credit.

     "Pre-Petition Revolving Lender": each Pre-Petition Lender that had a commitment to make Pre-Petition Revolving Loans under the Pre-Petition Credit Agreement.

     "Pre-Petition Revolving Loans": shall mean the loans, including swing-line loans, extended under the "Revolving Credit" provided for by the Pre-Petition Credit Agreement, the aggregate unpaid principal balance of such loans as of the Petition Date being $124,000,000.

     "Pre-Petition Revolving Obligations": the principal amount of all Pre-Petition Revolving Loans and Pre-Petition Reimbursement Obligations and the maximum amount available to be drawn under all letters of credit issued pursuant to the Pre-Petition Credit Agreement.

     "Pre-Petition Security Documents": the Amended and Restated Guarantee and Collateral Agreement dated as of December 22, 1997, from certain of the Debtors to the Pre-Petition Agent, the Amended and Restated Control Agreement dated as of December 22, 1997, from the Borrower to the Pre-Petition Agent, the various mortgages and deeds of trust made from time to time by various Debtors in favor of, or for the benefit of, the Pre-Petition Agent and all other security documents delivered to the Pre-Petition Agent granting a Lien on Property of any Person to secure the obligations and liabilities of any Debtor under the Pre-Petition Loan Documents.

     "Pre-Petition Term Loans": the Pre-Petition Tranche A Term Loans and the Pre-Petition Tranche B Term Loans.

     "Pre-Petition Tranche A Term Loan Facility": the term loan facility provided under the "Tranche A Term Loan Commitment" provided for by the Pre-Petition Credit Agreement.

     "Pre-Petition Tranche A Term Loans": the loans made pursuant to the Pre-Petition Tranche A Term Loan Facility, the aggregate unpaid principal balance of such term loans as of the Petition Date being $83,442,745.99.

     "Pre-Petition Tranche B Term Loan Facility": the term loan facility provided under the "Tranche B Term Loan Commitment" provided for by the Pre-Petition Credit Agreement.

     "Pre-Petition Tranche B Term Loans": the loans made pursuant to the Pre-Petition Tranche B Term Loan Facility, the aggregate unpaid principal balance of such term loans as of the Petition Date being $66,189,627.51.

     "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

     "Receivables": the assets described on Exhibit I.

     "Receivables Securitization Program": the receivables securitization program established pursuant to the Receivables Purchase Agreement dated June 30, 1999, among the SPV, Imperial Distributing, Inc., the Borrower, Fairway Finance Corporation and BMO Nesbitt Burns Corp., as heretofore supplemented and amended, which provides for the sale by the Permitted Sellers, without recourse, of their Receivables for a cash consideration of not less than 70% of the unpaid value of such Receivables.

     "Recovery Event": any settlement of or payment in excess of $250,000 in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

     "Recovery Event Proceeds":  as defined in Section 2.9(c) hereof.

     "Reference Lender": Administrative Agent.

     "Refunded Swing Line Loans": as defined in Section 2.4.(b).

     "Refunding Date": as defined in Section 2.4(c).

     "Register": as defined in Section 12.6(d).

     "Regulation U": Regulation U of the Board as in effect from time to time.

     "Regulation T": Regulation T of the Board as in effect from time to time.

     "Regulation X": Regulation X of the Board as in effect from time to time.

     "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

     "Related Security":  as defined on Exhibit I hereto.

     "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S) 2615.

     "Required Lenders": the holders of more than 50% of the sum of the Total DIP Commitments and the Total Incremental DIP Commitments or, if the DIP Commitments and the Incremental DIP Commitments have been terminated, the sum of the Total DIP Extensions of Credit and the Incremental DIP Loans.

     "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "Responsible Officer": the chief executive officer, president, chief financial officer or vice president/treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

     "Restricted Asset Sale Proceeds":  as defined in Section 2.9(b).

     "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

     "Securitized Receivable": any Receivable that has been sold pursuant to the Receivables Securitization Program but excluding Receivables sold into the Receivables Securitization Program and subsequently resold or otherwise returned to any Loan Party.

     "Security Documents": this Agreement, the Financing Order and all security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the Post-Petition obligations.

     "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "SPV":  Imperial Securitization Corporation, a Delaware corporation.

     "SPV Interest Expense": for any period the sum of total cash interest expense of the SPV for such period with respect to all Indebtedness of the SPV plus all discounts of the sale price of Securitized Receivables (or any interest therein) sold by the SPV pursuant to the Receivables Securitization Program, excluding interest paid to Affiliates of the Borrower.

     "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Superpriority Claim" shall mean a claim against the Borrower or any of the Guarantors in any of the Chapter 11 Cases which is an administrative expense claim with the priority authorized under Section 364(c)(1) of the Bankruptcy Code, with priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507 of the Bankruptcy Code and over any or all other costs and expenses of the kind specified in, or ordered pursuant to, Sections 105, 326, 330, 331, 506(c) or 726 of the Bankruptcy Code. When used with reference to the claim of the Agents and the Lenders in respect of the Post-Petition Obligations or Adequate Protection Obligations, the term Superpriority Claim shall mean a claim which has priority over all such costs and expenses. When used with reference to any other party, such party shall have a Superpriority Claim if its claim is an administrative expense claim having priority over any administrative expenses of the kind specified in Sections 503(b) or 507 of the Bankruptcy Code or any of such other costs and expenses.

     "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.3 in an aggregate principal amount at any one time outstanding not to exceed $25,000,000.

     "Swing Line Lender": Harris Trust and Savings Bank, in its capacity as the lender of Swing Line Loans.

     "Swing Line Loans":  as defined in Section 2.3.

     "Swing Line Participation Amount": as defined in Section 2.4(c).

     "Termination Date": the earliest of (a) August 31, 2001, (b) the date on which the DIP Commitments are terminated in whole pursuant to Section 2.7, or 9 hereof after notice to the Borrower by the Administrative Agent of the Event of Default resulting in such termination, and (c) the Maturity Date.

     "Total DIP Commitments": at any time, the aggregate amount of the DIP Commitments at such time.

     "Total DIP Extensions of Credit": at any time, the aggregate amount of the DIP Extensions of Credit of the Lenders at such time.

     "Total Incremental DIP Commitments": at any time, the aggregate of the Incremental DIP Commitments.

     "Total Restricted Proceeds": the total amount of Restricted Asset Sale Proceeds and Recovery Event Proceeds applied to the prepayment of the DIP Loans and the Pre-Petition Revolving Obligations pursuant to Sections 2.9 (b) and (c) hereof.

     "Transferee": as defined in Section 12.15.

     "True-Up Date": the date on which the Pre-Petition Loans held by the Non-Participating Pre-Petition Lenders are prepaid pursuant to Section 2.1(d).

     "True-Up Event": (a) the confirmation by the Bankruptcy Court of a plan of reorganization for the Debtors that was supported by not less than the minimum percentage required under the Bankruptcy Code of creditors of the class of which the Lenders are a part, (b) the occurrence of an Event of Default and the Administrative Agent or the Required Lenders commence to exercise any of the remedies provided in Section 9.2, or (c) the occurrence of the Maturity Date.

     "True-Up Payment Amount" : an amount determined by multiplying the sum of the Available Restricted Proceeds by the True-Up Payment Fraction.

     "True-Up Payment Fraction": (a) if the event described in clause (a) of the definition of "True-Up Event" occurs, a fraction the numerator of which is (a) the sum of the outstanding principal amount of all Pre-Petition Term Loans plus the Pre-Petition Revolving Obligations of the Non-Participating Pre-Petition Lenders, and the denominator of which is the sum of the outstanding principal balance of all Pre-Petition Term Loans plus the aggregate outstanding principal amount of all Pre-Petition Revolving Obligations of all Pre-Petition Lenders plus the Total DIP Commitments, each determined as of the Petition Date; and

      (b) if an event described in clauses (b) and (c) of the definition of "True-Up Event" occurs, a fraction the numerator of which is the sum of the outstanding principal amount of all Pre-Petition Term Loans plus the outstanding principal amount of all Pre-Petition Revolving Obligations of the Non-Participating Pre-Petition Lenders, and the denominator of which is the sum of the outstanding principal amount of all Pre-Petition Term Loans plus the outstanding principal amount of all Pre-Petition Revolving Obligations of the Non-Participating Pre-Petition Lenders and all Participating Pre-Petition Revolving Lenders plus the Total DIP Extensions of Credit plus the Available Restricted Proceeds, all determined as of the True-Up Date.

     "UCC": the Uniform Commercial Code as in effect from time to time in the State of New York, including after July 1, 2001.

     "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

     "Value": the lower of cost (determined in a manner acceptable to the Collateral Agent and consistent with the Borrower's past practices) or fair market value of Eligible Inventory.

     "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

     "Wholly Owned Subsidiary Guarantor": any Guarantor that is a Wholly Owned Subsidiary of the Borrower.

     Section 1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

     (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (e) Unless otherwise defined in this Agreement, all terms defined in the UCC shall have the same meaning in this Agreement as is given them in the UCC.

Section 2.  Amount and Terms of DIP Commitments and Incremental DIP
            Commitments.

     Section 2.1. DIP Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make loans ("DIP Loans") to the Borrower from time to time during the DIP Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's DIP Commitment Percentage of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's DIP Commitment; provided, however, that in no event may the Total DIP Extensions of Credit ever exceed the DIP Maximum Commitment Amount and in no event may the aggregate amount of all Borrowing Base Obligations ever exceed the Borrowing Base. During the DIP Commitment Period the Borrower may use the DIP Commitments by borrowing, prepaying the DIP Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

     (b) The Borrower shall repay all outstanding DIP Loans on the Termination Date.

     (c) In the event the Borrower fails to pay interest on the Loans or L/C Obligations or fails to pay any fee or charge due under Sections 2.6, 3.3 and
12.5 hereof or fails to reimburse the Issuing Lender for drawings under a Letter of Credit as required by Section 3.5 hereof, in each case as and when the same becomes due, then and in any such event the Lenders are irrevocably hereby authorized (but not obligated unless all the Lenders so agree at their discretion) to make a DIP Loan in the amount which has become so due and to disburse the same in payment thereof without regard to whether a Default or Event of Default has occurred and whether or not the conditions precedent to borrowing hereunder have been satisfied. Each such Loan shall be evidenced by the Notes and shall bear interest and be payable as provided in this Agreement.

     (d) If on the date a True-Up Event occurs, the Total Restricted Proceeds exceed the Costs of Reorganization and the Additional Credit Extended Post-Petition (such excess amount being hereinafter referred to as the "Available Restricted Proceeds"), the Borrower shall be deemed to have requested, and the Lenders shall make, without regard to whether the conditions precedent contained in this Agreement are satisfied, DIP Loans in an amount equal to the True-Up Payment Amount, the proceeds of which shall be delivered to the Pre-Petition Agent for application to the Pre-Petition Loans held by the Non-Participating Pre-Petition Lenders in accordance with the Financing Order.

     (e) Subject to the terms and conditions hereof, each Incremental DIP Lender severally agrees to make loans ("Incremental DIP Loans") to the Borrower from time to time during the Incremental DIP Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Incremental DIP Lender's Incremental DIP Commitment; provided, however, that in no event may the aggregate outstanding principal amount of the Incremental DIP Loans ever exceed the Incremental DIP Commitments and in no event may the aggregate amount of all Borrowing Base Obligations ever exceed the Borrowing Base. During the Incremental DIP Commitment Period the Borrower may use the Incremental DIP Commitments by borrowing, prepaying the Incremental DIP Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Borrower shall repay all outstanding Incremental DIP Loans on the Incremental DIP Termination Date.

     Section 2.2. Procedure for DIP Credit Borrowing and Incremental DIP Credit Borrowings. The Borrower may borrow under the DIP Commitments during the DIP Commitment Period and under the Incremental DIP Commitments during the Incremental DIP Commitment Period, in each case on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:30 A.M., Chicago time, on the date of the requested Borrowing, specifying (i) the amount of DIP Loans or Incremental DIP Loans to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the DIP Commitments or Incremental DIP Commitment shall be in an amount equal to $100,000 or a whole multiple thereof (or, if the then aggregate Available DIP Commitments or Available Incremental DIP Commitments are less than $100,000, such lesser amount); provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings under the DIP Commitments in other amounts pursuant to
Section 2.4. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its DIP Commitment Percentage of each borrowing under the DIP Commitments, and each Incremental DIP Lender shall make its Incremental DIP Commitment Percentage of each borrowing under the Incremental DIP Commitments, available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, Chicago time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent as soon as practicable, in accordance with the Administrative Agent's normal practice, after receipt thereof from the Lenders.

     Section 2.3. Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrower under the DIP Commitments from time to time during the DIP Commitment Period by making swing line loans ("Swing Line Loans") to the Borrower; provided that (i) the aggregate principal amount of

Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's outstanding DIP Loans hereunder, may exceed the Swing Line Commitment or the Swing Line Lender's DIP Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available DIP Commitments would be less than zero. During the DIP Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.

     (b) The Borrower shall repay all outstanding Swing Line Loans on the Termination Date.

     Section 2.4. Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a) Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 12:00 Noon, Chicago time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the DIP Commitment Period). Each borrowing under the Swing Line Commitment shall be in an amount equal to $100,000 or a whole multiple of $100,000 in excess thereof. Not later than 2:00 P.M., Chicago time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in immediately available funds.

     (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, and, in respect of any Swing Line Loan outstanding for five Business Days shall, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 11:00 A.M., Chicago time, request each Lender to make, and each Lender hereby agrees to make, a DIP Loan, in an amount equal to such Lender's DIP Commitment Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Lender shall make the amount of such DIP Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 9:00 A.M., Chicago time, one Business Day after the date of such notice. The proceeds of such DIP Loans shall be immediately applied by the Swing Line Lender to repay the Refunded Swing Line Loans.

     (c) If prior to the time a DIP Loan would have otherwise been made pursuant to Section 2.4(b), for any reason, as determined by the Swing Line Lender in its sole discretion, DIP Loans may not be made as contemplated by
Section 2.4(b), each DIP Lender shall, on the date such DIP Loan was to have been made pursuant to the notice referred to in Section 2.4(b) (the "Refunding Date"), purchase for cash an undivided participating interest in an amount equal to (i) its DIP Commitment Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such DIP Loans (the "Swing Line Participation Amount").

     (d) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such DIP Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

     (e) Each Lender's obligation to make the DIP Loans referred to in Section 2.4(b) and to purchase participating interests pursuant to Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     Section 2.5. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender, (i) the then unpaid principal amount of each DIP Loan of such Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 9), (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 9), and (iii) the unpaid principal amount of each Incremental DIP Loan of such Lender on the Incremental DIP Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section
9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.10. Payments received by the Administrative Agent after 2:00 P.M. Chicago time shall be deemed received on the next succeeding Business Day.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 12.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

     (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.5(c) shall, absent manifest error and to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

     (e) The Borrower agrees to execute and deliver to each Lender a promissory note of the Borrower evidencing any DIP Loans, Swing Line Loans or Incremental DIP Loans, as the case may be, made by such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount.

     Section 2.6. DIP Commitment Fees, Etc. (a) The Borrower agrees to pay to the Administrative Agent for the ratable account of the Lenders, a commitment fee for the period from and including the Closing Date to the last day of the DIP Commitment Period, computed at the rate per annum of sixty-five one-hundredths of one percent (0.65%) on the average daily amount of the Available DIP Commitments, during the period for which payment is made, payable monthly in arrears on the last day of each month, commencing January 31, 2001, and on the Termination Date.

     (b) The Borrower agrees to pay to the Administrative Agent for the ratable account of the Incremental DIP Lenders, a commitment fee for the period from and including the Closing Date to the last day of the Incremental DIP Commitment Period, computed at the rate per annum of sixty-five one-hundredths of one percent (0.65%) on the average daily amount of the Available Incremental DIP Commitments, during the period for which payment is made, payable monthly in arrears on the last day of each month, commencing January 31, 2001, and on the Incremental DIP Termination Date.

     (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

     (d) The Borrower agrees to pay to the Administrative Agent (i) for the ratable account of the Lenders a facility fee in an amount equal to one percent (1%) of the DIP Maximum Commitment Amount on the Closing Date, and (ii) for the ratable account of the Incremental DIP Lenders a facility fee in an amount equal to one percent (1%) of the Incremental DIP Commitments on the Closing Date, each of which fees shall be payable on the date the Interim Financing Order is entered by the Bankruptcy Court.

     Section 2.7. Termination or Reduction of Total DIP Commitments and Total Incremental DIP Commitments. The Borrower shall have the right, upon not less than two Business Days' notice to the Administrative Agent, to terminate the DIP Credit Facility or the Total Incremental DIP Commitments or, from time to time, to reduce the amount of the Total DIP Commitments or the Total Incremental DIP Commitments; provided that no such termination of the DIP Credit Facility or reduction of Total DIP Commitments shall be permitted at any time the Incremental DIP Commitments are in effect or if, after giving effect thereto and to any prepayments of the DIP Loans and Swing Line Loans made on the effective date thereof, the Total DIP Extensions of Credit would exceed the DIP Maximum Commitment Amount; and provided further that no such termination or reduction of the Total Incremental DIP Commitments shall be permitted if, after giving effect thereto, and to any prepayment of Incremental DIP Loans made on the effective-date thereof, the aggregate principal amount of all outstanding Incremental DIP Loans would exceed the Total Incremental DIP Commitments. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple thereof, and shall reduce permanently the Total DIP Commitments or the Total Incremental DIP Commitments, as the case may be, then in effect.

     Section 2.8. Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent, which notice shall specify the date and amount of prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of DIP Loans and Incremental DIP Loans, shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. All partial prepayments shall be applied first to outstanding Incremental DIP Loans until they have been fully paid then to all other Loans.

     Section 2.9.   Mandatory Prepayments and DIP Commitment Reductions.
(a) Maximum DIP Commitments. In the event (i) the Total DIP Extensions of Credit shall ever exceed the DIP Maximum Commitment Amount or (ii) the aggregate outstanding amount of all Borrowing Base Obligations shall ever exceed the Borrowing Base, or (iii) the aggregate outstanding principal amount of all Incremental DIP Loans shall ever exceed the Total Incremental DIP Commitments, the Borrower shall immediately without notice or demand therefor from any of the Lenders prepay the amount of such excess. Each such prepayment shall be applied against the Loans and Reimbursement Obligations. Any amounts so held which are not used to repay the Post-Petition Obligations shall, after repayment of all the Post-Petition Obligations, be subject to order of the Bankruptcy Court.

     (b) As a Result of Certain Asset Sales. Unless the Required Lenders elect to apply such Net Cash Proceeds as provided in Section 2.9(g) hereof, in the event of any Disposition (whether voluntary or involuntary) outside the ordinary course of business (including without limitation any bulk sale or sale by auction or liquidator), of any Property of the Borrower or any of its Subsidiaries that results in Net Cash Proceeds in excess of $100,000 in each case occurring prior to the Termination Date, (x) before March 31, 2001, the Borrower shall hold all such amounts as Cash Collateral, and (y) on and after March 31, 2001, the Borrower shall apply 85% of the Net Cash Proceeds derived from or otherwise on account of such Disposition (such Net Cash Proceeds being herein referred to as the "Restricted Asset Sale Proceeds") within one day of their receipt by the Borrower or any Subsidiary as follows:

            (i) First, to the prepayment of outstanding Incremental DIP Loans until all Incremental DIP Loans shall be fully paid and satisfied;

            (ii) Second, to the prepayment of other outstanding Loans and Reimbursement Obligations until all other Loans and Reimbursement Obligations shall be fully paid and satisfied;

            (iii) Third, to the payment of the Pre-Petition Revolving Loans held by the Participating Pre-Petition Revolving Lenders and the Pre-Petition Reimbursement Obligations to the extent (and for the account) of the Participating Pre-Petition Revolving Lenders' participation (or direct) interest therein, until all Pre-Petition Revolving Loans held by the Participating Pre-Petition Revolving Lenders and Pre-Petition Reimbursement Obligations have been fully paid and satisfied; and

            (iv) Fourth, as the Financing Order shall provide if then in effect and otherwise as shall be determined by the Bankruptcy Court.

     Nothing herein contained shall in any manner impair or otherwise affect the prohibitions against the Disposition of Collateral contained herein and in the Loan Documents, any requirement that the Bankruptcy Court approve such Disposition or the right of the Lenders or the Pre-Petition Lenders to object to such Disposition.

     (c) As a Result of Recovery Events. Unless the Required Lenders elect to apply such Net Cash Proceeds as provided in Section 2.9(g) hereof, in the event of any Recovery Event prior to the Termination Date, (x) before March 31, 2001, the Borrower shall hold all such amounts as Cash Collateral, and (y) on and after March 31, 2001, the Borrower shall apply the Net Cash Proceeds derived from or otherwise on account of such Recovery Event ("Recovery Event Proceeds") within one day of their receipt by the Borrower or any Subsidiary as follows:

            (i) First, to the prepayment of outstanding Incremental DIP Loans until all Incremental DIP Loans shall be fully paid and satisfied;

            (ii) Second, to the prepayment of outstanding all other Loans and Reimbursement Obligations until all other Loans and Reimbursement Obligations shall be fully paid and satisfied;

            (iii) Third, to the payment of the Pre-Petition Revolving Loans held by the Participating Pre-Petition Revolving Lenders and the Pre-Petition Reimbursement Obligations to the extent (and for the account) of the Participating Pre-Petition Revolving Lenders' participation (or direct) interest therein, until all Pre-Petition Revolving Loans held by the Participating Pre-Petition Revolving Lenders and Pre-Petition Reimbursement Obligations have been fully paid and satisfied; and

            (iv) Fourth, as the Financing Order shall provide if then in effect and otherwise as shall be determined by the Bankruptcy Court.

     Notwithstanding the foregoing, at any time prior to the Collateral Agent's receipt of any Recovery Event Proceeds the Borrower may request that the Collateral Agent release such Recovery Event Proceeds to replace, repair or restore the affected Collateral. The Collateral Agent shall release any Recovery Event Proceeds to the relevant Debtor for replacement or restoration of the portion of the Collateral lost, damaged or destroyed if, but only if, (A) at the time of release no Default or Event of Default exists hereunder, (B) written application for such release is received from the relevant Debtor before the Collateral Agent's receipt of such Recovery Event Proceeds, and (C) the Collateral Agent has received evidence reasonably satisfactory to it with the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the Recovery Event giving rise to the payment of such Recovery Event Proceeds. All insurance proceeds shall be subject to the security interest of the Collateral Agent hereunder.

     (d) Payments out of Cash Collateral. Prior to the Termination Date, all proceeds of the inventory and proceeds of the accounts receivable of the Debtors, subject to the terms and conditions of the Receivables Securitization Program, and all Cash Collateral generated in the ordinary course of the Debtors' businesses (other than amounts subject to Sections 2.9(b) and (c) hereof) shall be deposited in the restricted accounts referred to in Section 8.3 hereof and applied daily as follows:

          (i) First, to the payment of expenses set forth in the Budget in the amounts and at the times set forth in the Budget;

          (ii) Second, to the costs, fees and expenses of the Agents and the Lenders (including without limitation the fees and expenses of its counsel and other professionals and previous employed or retained by the Agents);

          (iii) Third, to the prepayment of Incremental DIP Loans until all Incremental DIP Loans shall be fully paid (but without any reduction in the Incremental DIP Commitments resulting from such prepayments);

          (iv) Fourth, to the prepayment of all other Loans and Reimbursement Obligations hereunder until all Loans and Reimbursement Obligations shall be fully paid (but without any reduction in the DIP Commitments resulting from such prepayments);

          (v) Fifth, to the prepayment of the Pre-Petition Revolving Loans and Pre-Petition Reimbursement Obligations made by the Participating Pre-Petition Revolving Lenders ratably in accordance with their terms until all such Pre-Petition Revolving Loans and Pre-Petition Reimbursement Obligations shall be fully paid; and

          (vi) Sixth, as the Financing Order shall provide if then in effect and otherwise as shall be determined by the Bankruptcy Court.

The Collateral Agent shall make such application against the Obligations once each Business Day upon request of the Borrower received not later than 11:00 a.m. (Chicago time) on such day.

     (e) Payments after the Termination Date. Anything contained herein to the contrary notwithstanding but subject to the terms and conditions of the Receivables Securitization Program, after the Termination Date all payments and collections received in respect of the Obligations and all proceeds of the Collateral (including Restricted Asset Sale Proceeds and Recovery Event Proceeds) and all Cash Collateral shall be remitted to the Collateral Agent and distributed as follows:

            (i) first, to the payment of all costs and expenses incurred by the Agents and the Lenders of a character which the Borrower has agreed to pay under Section 12.5 hereof, including without limitation any reasonable costs and expenses incurred by the Collateral Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral or in protecting, preserving or enforcing rights under the Loan Documents (such funds to be retained by the Collateral Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments previously made to the Collateral Agent);

            (ii) second, to the payment of all outstanding Incremental DIP Loans until all such amounts are fully paid;

            (iii) third, to the payment of all other outstanding Loans and Reimbursement Obligations and to all amounts owing under Interest Rate Protection Agreements until all such amounts are fully paid, then to be held as collateral for all outstanding Letters of Credit issued under the DIP Credit Facility;

            (iv) fourth, to the payment of all other outstanding Post-Petition Obligations until all such amounts are fully paid;

            (v) fifth, to the Pre-Petition Obligations, and to collateralize any letters of credit issued under the Pre-Petition Credit Agreement, until all such Pre-Petition Obligations shall be fully paid and all such letters of credit shall be fully collateralized; and

            (vi)  sixth, as shall be determined by the Bankruptcy Court.

      (f) Termination of Commitments Upon True-Up. The Commitments shall automatically terminate in whole upon the funding of the DIP Loans pursuant to
Section 2.1(d) hereof.

      (g) At the Election of the Required Lenders. In lieu of applying Restricted Asset Sale Proceeds and Recovery Event Proceeds as provided in Sections 2.9(b) and (c) hereof, the Required Lenders may elect at any time after March 31, 2001, to apply such amounts as follows:

            (i) first, to the payment of all outstanding Incremental DIP Loans, until all DIP Loans are fully paid (but without any reduction in the Incremental DIP Commitments resulting from such prepayments); and

            (ii) Second, (A) to the Lenders hereunder, a percentage of such amount determined by dividing (x) the aggregate amount of the Pre-Petition Revolving Obligations of the Participating Pre-Petition Revolving Lenders plus the Total DIP Commitments, by (y) the sum (the "Common Denominator") of the outstanding principal amount of all Pre-Petition Term Loans plus the aggregate outstanding principal amount of all Pre-Petition Revolving Obligations of the Non-Participating Pre-Petition Lenders plus the aggregate amount of the Pre-Petition Revolving Obligations of the Participating Pre-Petition Revolving Lenders plus the Total DIP Commitments, each determined as of the Petition Date; and

            (B) to the Non-Participating Pre-Petition Lenders, a percentage of such amount determined by dividing (x) the outstanding principal amount of all Pre-Petition Term Loans and all Pre-Petition Revolving Obligations of the Non-Participating Pre-Petition Lenders, by (y) the Common Denominator.

     Section 2.10. Interest Rates and Payment Dates. (a) Each Loan shall bear interest on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at the fluctuating rate per annum equal to the Base Rate plus the Applicable Margin.

          (b) (i) Upon the occurrence of an Event of Default and at the election of the Required Lenders, all outstanding Loans and Reimbursement Obligations shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable to the Loans pursuant to the foregoing provisions of this Section 2.10 plus two percent (2%) from the date such Event of Default occurred until it is cured or waived by the Required Lenders or until all Post-Petition Obligations are paid in full (as well after as before judgment).

          (c) Interest shall be payable monthly in arrears on the last day of each month commencing January 31, 2001, provided that interest accruing pursuant to paragraph (b) of this Section 2.10 shall be payable from time to time on demand.

     Section 2.11. Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

     Section 2.12. Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders under the DIP Credit Facility, each payment by the Borrower on account of any commitment fee relating to the DIP Commitments and any reduction of the DIP Commitments of the Lenders shall be made pro rata according to the DIP Commitment Percentages of the Lenders, and each borrowing by the Borrower from the Incremental DIP Lenders under the Incremental DIP Commitments, each payment by the Borrower on account of any commitment fee relating to the Incremental DIP Commitments and any reduction in the Incremental DIP Commitments of the Incremental DIP Lenders shall be made pro rata according to the Incremental DIP Commitment Percentage of the Incremental DIP Lenders.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the DIP Loans shall be made pro rata according to the respective outstanding principal amounts of the DIP Loans then held by the Lenders and each payment (including each prepayment) by the Borrower on account of principal of and interest on the Incremental DIP Loans shall made pro rata according to the respective outstanding principal amounts of the Incremental DIP Loans then held by the Incremental DIP Lenders.

          (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 11:00 A.M., Chicago time, on the due date thereof to the Administrative Agent, for the pro rata account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

      (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.12(d) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the DIP Loans, on demand, from the Borrower.

      (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

      (f) Anything to the contrary contained in this Agreement notwithstanding, all payments (including prepayments) of Loans and Reimbursement Obligations, whether for principal or interest and before as well as after the occurrence of any Default or Event of Default or the maturity of the Loans, and all collections from any source whatsoever shall be applied first to the principal and interest on the Incremental DIP Loans until all principal of and interest on the Incremental DIP Loans shall be paid in full, and then to any other Post-Petition Obligations.

   Section 2.13. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority in all cases made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Application, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.14 and changes in the rate of tax on the overall net income of such Lender); or

                    (ii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.13, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority in all cases made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) A certificate as to any additional amounts payable pursuant to this Section 2.13 shall be submitted by the relevant Lender to the Borrower (with a copy to the Administrative Agent) and shall set forth in detail the reason for such compensation together with a computation of the amount claimed shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.13 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of one year.

     Section 2.14. Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this subsection or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.14(a).

      (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law upon receipt of a written request complying with Section 2.13(c).

      (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Agents the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this
Section 2.14 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of one year.

      (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit H and a Form W-8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.14(d), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.14(d) that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

     Section 2.15. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement. A certificate as to any amounts payable pursuant to this Section 2.15 submitted to the Borrower by any Lender and shall set forth in detail the reason for such compensation together with a computation of the amount claimed shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     Section 2.16. Change of Lending Office; Claims Certificate. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13 or 2.14(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.16 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.13 or 2.14(a).

          (b) In the event any Lender gives a notice to the Borrower pursuant to Section 2.13, or is unable to deliver the forms as required by Section 2.14(d), or with respect to whom the Borrower is required to pay additional amounts pursuant to Section 2.14, the Borrower may give notice in response, with copies to the Administrative Agent, that it wishes to seek one or more financial institutions to replace such Lender in accordance with the provisions set forth in Section 12.6. Each Lender giving such a notice agrees that, at the request of the Borrower, it will assign all of its interests thereunder and under the Notes and the DIP Commitment to a designated Assignee for the full amount then owing to it, all in accordance with Section 12.6. Thereafter, said assignee shall have all of the rights hereunder and obligations of the assigning Lender (except as otherwise expressly set forth herein) and such Lender shall have no further obligations to the Borrower hereunder.

          (c) Any notice given pursuant to this Section 2.16 shall be deemed to contain a representation by the Lender issuing such notice that: (i) such Lender has used reasonable efforts to minimize said costs or charges but cannot, in its sole judgment, do so at reasonable expense, and (ii) the increased costs and charges are common to substantially all of the comparable loan customers of such Lender and are not unique to the Borrower.

     Section 2.17.  Provisional Nature of Applications. Anything contained in
Section 2.9 or elsewhere in this Agreement to the contrary notwithstanding, the Lenders acknowledge and agree that all applications of the proceeds of the Collateral to the Pre-Petition Obligations are provisional until such time as the Bankruptcy Court determines that the Pre-Petition Lenders are entitled thereto. In the event that the application of proceeds of the Collateral to the Pre-Petition Obligations, or any portion thereof, is determined by a court of competent jurisdiction to be inappropriate for any reason, then all amounts so applied shall be deemed to have been applied to Post-Petition Obligations in a manner consistent with Sections 2.9(d)(ii) and (iii) hereof and to all costs and expenses of the Agents and the Lenders associated with the preparation of and execution of this Agreement and the Loan Documents and the collection after the Petition Date of the Post-Petition Obligations. Nothing contained in this Section shall alter the respective rights of the Pre-Petition Lenders, the Participating Pre-Petition Revolving Lenders and the Lenders as between themselves for their purposes (but not with respect to the Debtors) to the applications of payments in the order and amounts set forth in Section 2.9 notwithstanding any subsequent determination by a court.

Section 3.     Letters of Credit.

     Section 3.1. L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the DIP Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available DIP Commitments would be less than zero. Each Letter of Credit shall
(i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the six month anniversary of its date of issuance and (y) August 31, 2001. If any Letter of Credit expires after August 31, 2001, the Borrower shall deliver on that date cash in an amount equal to the maximum amount available to be drawn under all such Letters of Credit to the Collateral Agent without notice or demand therefor, which cash shall be held as Cash Collateral for the Post-Petition Obligations. Any amounts so paid which are not used to repay the Post-Petition Obligations shall, after the expiration of all such Letters of Credit and the payment of all Post-Petition Obligations, be Cash Collateral subject to the Financing Order (if in effect) and otherwise as the Bankruptcy Court shall determine.

          (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

     Section 3.2. Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

     Section 3.3. Commissions, Fees and Other Charges. (a) The Borrower will pay a commission on all outstanding Letters of Credit at a per annum rate equal to 3% per annum of the average daily amount of Letters of Credit outstanding, which shall be shared ratably among the Lenders and payable monthly in arrears on the last day of each month commencing January 31, 2001.

          (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

     Section 3.4. L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's DIP Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's DIP Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to DIP Loans under the DIP Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     Section 3.5. Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in Section 2.10(b), which the Borrower hereby promises to pay and which shall be payable without further order of or application to the Bankruptcy Court. Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.1 of DIP Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.3 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

     Section 3.6.   Obligations Absolute. The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the UCC, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

     Section 3.7. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

     Section 3.8. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3 and the Financing Order, the provisions of this Section 3 and the Financing Order shall apply.

Section 4.     Representations and Warranties.

      To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender that:

     Section 4.1. Financial Condition. The audited consolidated balance sheets of the Borrower as at September 30, 2000, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by a report from Deloitte & Touche LLP, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, if any, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements referred to in this Section, except as disclosed on Schedule 4.1. During the period from September 30, 2000 to and including the date hereof there has been no Disposition by the Borrower or its Subsidiaries of any material part of its business or Property or any transfer of Capital Stock to any Person other than a Wholly Owned Subsidiary Guarantor.

     Section 4.2. No Change. Since September 30, 2000 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect other than those referred to in the audited financial statements referred to in Section 4.1 and those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Chapter 11 Cases.

     Section 4.3. Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, subject in each case to any requisite approval of the Bankruptcy Court, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in the case of clauses (c) and (d), to the extent that the failure to so qualify, be in good standing or comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 4.4. Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party (subject to entry of the Financing Order) and, in the case of the Borrower, to borrow hereunder (subject to entry of the Financing Order). Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the financing transactions contemplated hereby and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except entry of the Financing Orders, and other consents, authorizations, filings and notices which have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party hereto and thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     Section 4.5. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law not superseded by the Bankruptcy Code or any Contractual Obligation of the Borrower or any of its Subsidiaries entered into after the Petition Date and will not result in, or require, the creation or imposition of any Lien on any of their respective material properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

     Section 4.6. No Material Litigation. Except as set forth in Schedule 4.6 hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which if adversely determined could reasonably be expected to have a Material Adverse Effect. Pursuant to Section 362(b) of the Bankruptcy Code, except as otherwise specifically set forth on Schedule 4.6 hereto, all enforcement action as to the Borrower and the Guarantors with respect to the matters described in
Schedule 4.6 have been barred by the automatic stay of the Bankruptcy Code.

     Section 4.7. No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations entered into after the Petition Date in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     Section 4.8. Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has indefeasible title to, or a valid leasehold interest in, all its material real property necessary for the conduct of its business as currently conducted, and good title to, or a valid leasehold interest in, all its other material Property necessary for the conduct of its business as currently conducted, and none of such Property is subject to any Lien except as permitted by Section 7.3.

     Section 4.9. Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

     Section 4.10. Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no material tax Lien has been filed, and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

     Section 4.11. Federal Regulations. No part of the proceeds of any Loans will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

     Section 4.12. ERISA. Except for the Merger of Spreckels Sugar Company, Inc. into Holly Sugar Company on March 31, 1997, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount material in light of such amounts and related circumstances. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

     Section 4.13. Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

     Section 4.14. Subsidiaries. The Subsidiaries listed on Schedule 4.14 hereto constitute all the Subsidiaries of the Borrower at the date hereof.

     Section 4.15. Use of Proceeds. The proceeds of the Loans shall be used solely for the following purposes: (a) pay expenses detailed in the Budget, including the Costs of Reorganization, (b) reimburse the Issuing Lender for drawings under Letters of Credit issued hereunder, (c) cash collateralize Letters of Credit issued hereunder, (d) pay interest on the Loans or L/C Obligations when due and any fees or charges due under Sections 2.6, 3.3 and
12.5 hereof and interest (at pre-default rates) and fees payable under the Pre-Petition Credit Agreement, and (e) pay costs and expenses due under Section 12.5 hereof, including professional fees of the Agents and the Lenders related hereto, and costs and expenses incurred by the Pre-Petition Lenders, including professional fees of the Pre-Petition Agent and the Pre-Petition Lenders related to the Pre-Petition Loans. Letters of Credit shall be used to provide credit support for general corporate requirements of the Borrower and its Subsidiaries. Notwithstanding anything herein to the contrary, credit under this Agreement may not in any event be used to commence, continue or in any manner fund any litigation, proceeding, action or claim whatsoever against the Pre-Petition Agent, the Pre-Petition Lenders, the Agents, the Lenders or any of their respective Affiliates.

     Section 4.16. Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or the payment of a Material Environmental Amount:

               (a) The Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that there are no pending changes in applicable Environmental Laws.

               (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or, to the Borrower's knowledge, at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for reuse or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any Subsidiary, or (ii) interfere with the Borrower's or any Subsidiary's continued operations, or (iii) impair the fair saleable value, as a component of a going business, of any real property owned or leased by the Borrower or any Subsidiary.

               (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower will be, named as a party that is pending or, to the knowledge of the Borrower, threatened.

               (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

               (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

               (f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

Notwithstanding the qualification as to the Borrower's knowledge set forth in the foregoing subsection 4.16(b), for purposes of Section 9.1(b) the representations contained in such subsection 4.16(b) shall be deemed to be made, or have been made, as the case may be, without giving effect to such qualification.

     Section 4.17. Accuracy of Information, Etc. No statement or information when taken as a whole contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

     Section 4.18. Regulation H. No Collateral consisting of improved real property is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 except as set forth on Schedule 4.18.

      Section 4.19. Financing Order. The Financing Order has been duly entered, is valid, subsisting and continuing and has not been vacated, modified, reversed on appeal, or vacated or modified by any Bankruptcy Judge or District Court Judge and is not subject to any pending stay.

     Section 4.20. Super-Priority Administrative Expense. Upon entry of the Interim Financing Order, (a) pursuant to Section 364(c)(1) of the Bankruptcy Code, the Post-Petition Obligations shall at all times constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expenses of the kind specified in Section 503(b) or 507 of the Bankruptcy Code, whether arising or incurred in any of the Chapter 11 Cases or (subject to Section 726(b) of the Bankruptcy Code) in any superseding case or cases under Chapter 7 of the Bankruptcy Code) except as otherwise provided in the Interim Financing Order, (b) the Post-Petition Obligations shall at all times otherwise constitute Superpriority Claims, and (c) pursuant to Sections 364(c)(2) and 364(d)(1) of the Bankruptcy Code, the Post-Petition Obligations shall at all times be secured by a first priority Lien on the Collateral, subject in each case only to the Priority Liens and the fees and expenses subject to the Administrative Expense Carve-Out.

Section 5.  Conditions Precedent

     Section 5.1. Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

               (a)  Loan Documents. The Administrative Agent shall have received
     (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, each of the Guarantors, each of the Agents and each of the Lenders, and (ii) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

               (b) Interim Financing Order. The Interim Financing Order shall have been entered by the Bankruptcy Court and shall be in full force and effect and shall not have been amended, modified, stayed, vacated, reversed or rescinded in any respect.

               (c) Budget. Receipt by the Administrative Agent of the Budget, in form and substance reasonably satisfactory to the Lenders, including itemization on a weekly basis of all material expenditures proposed to be made during the term of this Agreement.

               (d) Releases. The release contained in the Interim Financing Order of all claims and causes of action of the Debtors against the Pre-Petition Lenders in respect of the Pre-Petition Loans, subject to the Lien Validation Process, shall be in effect.

               (e) Costs and Expenses. The Lenders and the Agents shall have received all reasonable costs and expenses (including attorney's fees and accountants and consultants fees) owing to the Lenders and the Agents in connection with this Agreement.

               (f) Fees. Payment of all fees and other amounts then due and payable in accordance with this Agreement, including the payment of the facility and agent's fees.

               (g) No Material Adverse Change. No material adverse change shall have occurred in the assets or business of the Borrower, taken as a whole, since the date of the Lenders' latest field examination and no change or event shall have occurred which would impair the ability of the Borrower or any Guarantor in any material respect to perform its obligations hereunder or under any of the other Loan Documents to which it is a party or of the Lenders to enforce the Post-Petition Obligations or realize upon the Collateral.

               (h) Collateral Records. The Lenders shall have completed a field review of the Records and such other information with respect to the Collateral as the Lenders may reasonably require to determine the amount of the Loans available to the Borrower (including, without limitation, current perpetual inventory records and/or roll-forwards of accounts and inventory through a date not more than three (3) Business Days prior to the date hereof (or such earlier date which is acceptable to the Lenders, together with such supporting documentation as may be necessary or appropriate, and other documents and information (including documentation with respect to goods in transit, goods in bonded warehouses or at other third-party locations) that will enable the Lenders to accurately identify and verify the Collateral), the results of which each case shall be reasonably satisfactory to the Agents, not more than three (3) Business Days prior to the date hereof.

               (i) Field Audit. The Lenders shall have completed a field examination of the business, operations and Properties of the Borrower and the Guarantors in accordance with the Lenders' customary procedures and practices and as otherwise required by the nature and circumstances of the business of the Borrower and the Guarantors, the results of which shall be satisfactory to the Agents.

               (j) Approvals. All governmental, stockholder and third party approvals (including debtholders', landlords' and other consents) reasonably necessary in connection with the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

               (k) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

               (l) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 6.4 hereof (including mortgagee's and lender's loss payee endorsements in favor of the Lenders and the Pre-Petition Lenders as to casualty and business interruption insurance and containing all endorsements and assurances of affirmative coverage requested by the Lenders and the Pre-Petition Lenders for the protection of their interests) and the Collateral Agent shall be reasonably satisfied that satisfactory insurance relating to the Borrower and its Subsidiaries shall be in place after the Closing Date.

               (m) Indebtedness, Liens or Preferred Stock. Neither the Borrower nor its Subsidiaries shall have any outstanding Indebtedness, Liens or preferred Capital Stock other than such Indebtedness, Liens or preferred Capital Stock permitted by Sections 7.2 and 7.3.

               (n) No Trustee. No trustee, or other disinterested person with expended powers pursuant to Section 1104(c) of the Bankruptcy Code, shall have been appointed or designated with respect to any Loan Party or its respective business or Properties, including, without limitation the Collateral, no order shall be entered appointing such a trustee or other disinterested person and no motion by or supported by the Debtors shall be pending seeking such relief.

               (o) Borrowing Base Certificate. The Administrative Agent shall have received a duly completed and signed Borrowing Base Certificate.

     Section 5.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

               (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

               (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

               (c) Financing Order. The applicable Financing Order shall be in full force and effect and the Debtors shall be in compliance with all the terms hereof and with respect to the Financing Order and it shall be final and non-appealable.

               (d) Officer's Certificate. Receipt by the Administrative Agent of a certificate executed by a Responsible Officer of the Borrower on behalf of the Borrower to the effect that (i) the proposed extension of credit is consistent with the terms of the Budget and is to be used solely for Budget items, and (ii) to the best of such Responsible Officer's knowledge, the Borrower has observed or performed all of its covenants and other agreements, and satisfied in all material respects every condition contained in this Agreement and the collateral documents to be observed, performed or satisfied by the Borrower, and that such officer has no knowledge of any Event of Default except as specified in such certificate.

               (e) L/C Application. In the case of a request for the issuance of a Letter of Credit, receipt of a duly completed Application therefor.

               (f) Borrowing Base. After giving effect to the requested extension of credit, the aggregate principal amount of all Borrowing Base Obligations shall not exceed the Borrowing Base.

               (g) Incremental DIP Credit. With respect to each requested Incremental DIP Loan, the Total DIP Commitments shall be fully utilized.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

Section 6.  Affirmative Covenants.

     The Borrower hereby agrees that, so long as any Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

     Section 6.1. Financial Statements. Furnish to each Agent and each Lender:

               (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing;

               (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income for such quarter and the portion of the fiscal year through the end of such quarter and an unaudited consolidated statement of cash flow for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (including all adjustments consisting only of normal recurring accruals necessary for fair presentation of such interim periods);

               (c) as soon as available, but in any event not later than 30 days after the end of the first two months of each fiscal quarter, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income for such month and the portion of the fiscal year through the end of such month and an unaudited consolidated statement of cash flow for the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (including all adjustments consisting only of normal recurring accruals necessary for fair presentation of such interim periods);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

      Section 6.2. Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (g), to the relevant Lender:

               (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

               (b) concurrently with the delivery of any financial statements pursuant to Sections 6.1(a), (b) and (c), (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the month, fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) (each such date being a "Reporting Date"), the name and jurisdiction of organization of any new Subsidiary of the Borrower formed since the most recent Reporting Date and the date, nature and extent of all asset transfers from the Borrower or any Subsidiary to any other Subsidiary that is not a Guarantor or the Borrower, except transfers to the SPV pursuant to the Receivables Securitization Program and transfers to Holly Finance Company;

               (c) within 30 days after the end of the first two months of each fiscal quarter, a narrative discussion and analysis of the financial condition and results of operations and an explanation of variances to the Budget of the Borrower and its Subsidiaries for such month and for the period from the beginning of the then current fiscal year to the end of such month, as compared to the comparable periods of the previous year;

               (d) no later than Wednesday of each week, a report (the "Budget Report") in such form comparing the cumulative amounts spent and the cumulative amounts budgeted from the Closing Date to the date of the Budget Report in each of the categories set forth in the Budget, each Budget Report to be in form and substance reasonably satisfactory to the Required Lenders and signed by a Responsible Officer of the Borrower;

               (e) no later than 30 days after the end of each monthly period commencing with the month ending January 31, 2001, a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of the last day of the preceding month, signed by a Responsible Officer of the Borrower;

               (f) as and when the Administrative Agent or the Required Lenders request, but not more frequently than once a month, disclose to the Lenders any information the Borrower or any Subsidiary has regarding any expressions of interest, offers, negotiations and agreements by or with third parties regarding the sale or recapitalization of or investment in the Borrower and furnish the Lenders as and when the Administrative Agent or the Required Lenders request, but in no event more frequently than once each calendar week, a written summary of such activities and any correspondence or other written documentation (such as letters of intent) received or sent by the Borrower relating to such activities;

               (g) furnish to the Administrative Agent or its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Chapter 11 Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Chapter 11 Cases; and

               (h) promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the SEC or any successor or analogous Governmental Authority; and

               (i) promptly, such additional financial and other information as any Agent or any Lender may from time to time reasonably request through the Administrative Agent.

     Section 6.3.   Conduct of Business and Maintenance of Existence, Etc. (a)
(i) Continue to engage in business of the same general type as now conducted by it and business related thereto, all as set forth in subsection 7.14, (ii) preserve, renew and keep in full force and effect its corporate existence except that the Borrower shall not be required to preserve, renew or keep in full force and effect the corporate or other existence of any Subsidiary, if the Board of Directors of the Borrower shall determine in the exercise of its business judgment that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or any Subsidiary and that abandonment of any such right shall not have a Material Adverse Effect and (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (iii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) comply with all Contractual Obligations incurred after the Petition Date and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. To the extent approved by the Bankruptcy Court, the Borrower will, and will cause each of its Subsidiaries, to promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its or their respective Properties.

          Section 6.4. Maintenance of Property; Insurance. (a)(i) Keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (ii) maintain with financially sound and reputable insurance companies insurance or by means of self insurance with adequate provisions made for the funding therefor on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business. In addition to and without in any way limiting the generality of the foregoing, each Loan Party will maintain, with financially sound and reputable companies, insurance policies as is customary in its business insuring the inventory and equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Collateral Agent and to the extent requested by the Collateral Agent, insuring such Loan Party, the Agents and the Lenders against liability for personal injury and property damage relating to such inventory and equipment, such policies to be in such form and amounts and having such coverage as is customary in such Loan Party's business.

     (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as insured party or lender loss payee and (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause.

     (c) The Borrower shall deliver to the Collateral Agent and the Lenders a report of a reputable insurance broker with respect to such insurance from time to time as reasonably requested by the Collateral Agent.

     Section 6.5.  Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent and any Lender (coordinated, to the extent reasonable, through the Administrative Agent) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

     Section 6.6. Notices. Promptly upon a Responsible Officer becoming aware thereof, give notice to the Administrative Agent and each Lender of:

            (a)     the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought which if adversely determined could be reasonably expected to cause a Material Adverse Effect;

            (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
     (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

            (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.6 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

     Section 6.7. Environmental Laws. (a) (i) Comply with all Environmental Laws applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably could be expected to adversely affect the Borrower or any of its Subsidiaries. For purposes of this Section 6.7(a), noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or Environmental Permit shall be deemed not to constitute a breach of this covenant so long as (x) upon learning of any actual or suspected noncompliance, the Borrower and any affected Subsidiary shall promptly undertake reasonable efforts to achieve compliance, and (y) in any case, such noncompliance, and any other noncompliance with Environmental Law, individually or in the aggregate, could not reasonably be expected to give rise to a Material Adverse Effect or materially and adversely affect the value of the Mortgaged Property, taken as a whole.

       (b) Promptly comply with all enforceable requirements of all Governmental Authorities regarding Environmental Laws, other than such enforceable requirements as to which appropriate proceedings have been timely and properly taken in good faith so long as the pendency of any and all such proceedings could not reasonably be expected to give rise to a Material Adverse Effect or the payment of a Material Environmental Amount.

       (c) Prior to acquiring any ownership or leasehold interest in real property, or other interest in any real property (x) involving aggregate value for such property (including improvements thereof) of $2,000,000 or more and (y) that could give rise to the Borrower or any Subsidiary being found an owner, operator, or otherwise subject to potential liability under any Environmental Law (or any entity with such interests in any real property): (i) obtain a written report by an environmental consulting firm reasonably acceptable to the Collateral Agent (an "Environmental Consultant") of the Environmental Consultant's assessment of the presence or potential presence of significant levels of any Materials of Environmental Concern on, in, under, or about such property, or of other conditions that could give rise to potentially significant liability under or violations of Environmental Law relating to such acquisition, and notify the Agents of such potential acquisition; and (ii) if requested by the Collateral Agent after learning of such potential acquisition, provide such Report to the Administrative Agent, provided that in the event that the Borrower is contractually prohibited from providing any such requested Report prior to the consummation of the applicable acquisition, such Report shall be delivered promptly upon such consummation. The Collateral Agent shall have the right, but shall not have any duty, to obtain any such report.

      (d) Promptly upon the Collateral Agent's request if there has occurred or the Collateral Agent reasonably anticipates an Event of Default, permit an environmental consultant whom the Collateral Agent in its discretion designates to perform an environmental assessment (including, without limitation: reviewing documents; interviewing knowledgeable persons; and sampling and analyzing soil, air, surface water, groundwater, and/or other media in or about property owned or leased by the Borrower or any of its Subsidiaries, or on which operations of the Borrower or any of its Subsidiaries otherwise take place). Such environmental assessment shall be in form, scope, and substance satisfactory to the Collateral Agent. The Borrower and its Subsidiaries shall cooperate fully in the conduct of such environmental assessment, and Borrower shall pay the costs of such environmental assessment immediately upon written demand by the Administrative Agent. The Collateral Agent shall have the right, but shall not have any duty, to request and/or obtain such environmental assessment.

      Section 6.8. SPV Collateral. Notwithstanding any provision of this Agreement to the contrary, in no event shall the SPV have any obligation to grant any Lien upon any of its Property to the Administrative Agent, the Collateral Agent or the Lenders and the Lenders acknowledge that they have no Lien or interest in the Securitized Receivables, any collections or other proceeds thereof, the Related Security or any other Property of the SPV.

      Section 6.9. Essential Trade Creditors. Promptly use reasonable efforts to cause essential trade creditors to execute an agreement (in form and substance satisfactory to the Agents and the Pre-Petition Agents) with the Borrower pursuant to which such essential trade creditor agrees to continue to extend credit to and supply goods and/or services to the Borrower and its Subsidiaries on normal and customary terms in accordance with industry standards or terms acceptable to the Administrative Agent and the Pre-Petition Agents and consistent with the assumptions used in the Borrower's projections that support feasibility of the Borrower and that have been approved by the Administrative Agent and the Pre-Petition Agent.

Section 7.  Negative Covenants.

      The Borrower hereby agrees that, so long as any Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

      Section 7.1. Chapter 11 Claims. Create, incur, assume or suffer to exist (in each case, to "Incur") or permit any unsecured claim in the Chapter 11 Cases or (subject to Section 726(b) of the Bankruptcy Code) any superseding case or cases under Chapter 7 of the Bankruptcy Code (including, without limitation, any deficiency claim remaining after the satisfaction of a Lien that secures a claim) to be pari passu with or senior to the claims of the Agents and the Lenders against the Borrower and the Guarantors on the Post-Petition Obligations, or apply to the Bankruptcy Court for authority so to do, except for the Administrative Expense Carve-Out and except as otherwise provided in the Interim Financing Order.

     Section 7.2. Limitation on Indebtedness. Incur any Indebtedness after the Petition Date, except:

               (a)  Indebtedness of any Loan Party pursuant to any Loan
     Document;

               (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary Incurred after the Petition Date, provided that Holly Finance Company shall not be permitted to Incur Indebtedness pursuant to this subsection (b);

               (c) Indebtedness secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed, when added to the Capital Lease Obligations permitted under paragraph (d) of this Section 7.2, $1,000,000;

               (d) Capital Lease Obligations in an aggregate principal amount not to exceed, when added to the Indebtedness permitted under paragraph (c) of this Section 7.2, $1,000,000;

               (e)  Indebtedness outstanding on the date hereof and listed on
     Schedule 7.2(e);

               (f) guarantees made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

               (g) Indebtedness of the Borrower and its Subsidiaries to Commodity Credit Corporation on a non-recourse basis in an aggregate principal amount not to exceed 80% of the fair market value of the Property securing such Indebtedness pursuant to Section 7.3(f) at any one time outstanding;

               (h) Indebtedness of Holly Finance Company not to exceed $5,000,000 in aggregate principal amount outstanding at any time;

               (i) the Pre-Petition Obligations and Adequate Protection Obligations;

               (j) Indebtedness of the Permitted Sellers pursuant to the Receivables Securitization Program;

               (k) Indebtedness under any Interest Rate Protection Agreements entered into to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates and not for speculative purposes; and

               (l) additional unsecured Indebtedness in an aggregate principal amount not to exceed $2,500,000.

     Section 7.3. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, or apply to the Bankruptcy Court for authority to do so, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like nonconsensual Liens imposed by operation of law, arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions, minor irregularities in title, and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) Liens securing CCC Loans of the Borrower and any of its Subsidiaries; provided that (i) such Indebtedness provides no recourse to the Borrower and any of its Subsidiaries and (ii) such Liens do not at any time encumber any Property other than the specific sugar or sugar-related products financed by such Indebtedness;

          (g) Liens in existence on the date hereof listed on Schedule 7.3(g), securing Indebtedness permitted by Section 7.2(e), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (h) Liens securing Indebtedness of the Borrower and any of its Subsidiaries incurred pursuant to Section 7.2(c) or (d) to finance the acquisition or lease of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (i)  Liens created pursuant to the Security Documents;

          (j) any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of its business and covering only the assets so leased;

          (k) Liens securing Indebtedness of Holly Finance Company permitted under subsection 7.2(h) on notes payable to Holly Finance Company in respect of loans made by it in the ordinary course of its business to growers;

          (l) rights of lessees of equipment owned by the Borrower or any of its Subsidiaries not interfering with the normal conduct of the Borrower's business;

          (m)  Liens securing  the Pre-Petition Obligations;

          (n)  Priority Liens; and

          (o) the interest of any purchaser or investor of the Permitted Sellers' Securitized Receivables purchased or any Lien securing Indebtedness of the SPV to an investor under the Receivables Securitization Program in such Securitized Receivables.

     Section 7.4. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its Property or business, or make any material change in its present method of conducting business or create any new Subsidiary, except:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation); and

          (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor.

     Section 7.5. Limitation on Sale of Assets. Dispose of any of its Property or business (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business (including the expiration or termination of leasehold interests related to receiving station leases);

          (b)  the sale of inventory in the ordinary course of business;

          (c)  Dispositions permitted by Section 7.4(b);

          (d) Dispositions of assets to the extent such assets are replaced with assets providing the same function for the Borrower and its Subsidiaries as such replaced assets provided; provided that such Disposition is provided for in the Budget;

          (e) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Guarantor; and

          (f) the Disposition by the Permitted Sellers of all or substantially all of its Receivables pursuant to the Receivables Securitization Program, provided that the maximum amount of the Receivables Securitization Program shall not exceed $110,000,000 at any time.

     Section 7.6.   Limitation on Dividends. Declare or pay any dividend
(other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Wholly Owned Subsidiary (collectively, "Restricted Payments"), except that any Wholly Owned Subsidiary may make Restricted Payments to the Borrower or any other Wholly-Owned Subsidiary Guarantor.

     Section 7.7. Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure or Capitalized Refurbishment Expenditure, except as permitted under the Budget.

     Section 7.8. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person, except:

               (a)  extensions of trade credit pursuant to the Budget;

               (b) investments in Cash Equivalents, to the extent the foregoing comply with either Section 345 of the Bankruptcy Code or an order of the Bankruptcy Court approving such investments;

               (c) Guarantee Obligations permitted by Section 7.2 incurred after the Petition Date;

               (d) loans and advances after the Petition Date to employees of the Borrower or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $500,000 at any one time outstanding;

               (e) investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

               (f) Loans by Holly Finance Company or Holly Sugar Corporation in the ordinary course of business not to exceed $5,000,000 in the aggregate outstanding at any time; and

               (g) investments, advances, loans, extensions of credit existing on the Petition Date and on the date hereof and listed on Schedule 7.8(g), including without limitation the investments in the SPV.

     Section 7.9. Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is
(a) not prohibited under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate. The foregoing shall not prohibit the sale of all or substantially all of the Permitted Sellers' Receivables, or any undivided interest therein, pursuant to the Receivables Securitization Program.

     Section 7.10. Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, other than any arrangements otherwise expressly permitted under this Agreement, the Budget and the Financing Order.

     Section 7.11. Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than September 30 or change the Borrower's method of determining fiscal quarters.

     Section 7.12. Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents,
(b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) the foregoing shall not apply to restrictions on the transfer or encumbrance by the SPV of any Property, including without limitation Receivables, owned by it contained in the documentation for the Receivables Securitization Program.

     Section 7.13. Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, and (ii) any restriction with respect to the SPV or any of its Property.


     Section 7.14. Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower or any of its Subsidiaries are engaged on the date of this Agreement.

     Section 7.15. Reclamation Claims. Make any payments or transfer any Property on account of claims asserted by any of the Borrower's or the Subsidiaries' vendors for reclamation rights in accordance with Section 2-702 of the UCC and Section 546(c) of the Bankruptcy Code without prior approval of the Bankruptcy Court.

     Section 7.16. Unauthorized Transactions. (a) Expend for Total Cash Costs of Manufacture and SG&A Expense during any period commencing on the Petition Date and ending on the last day of each budget week included in the Budget, funds in an amount in excess of 120% of the cumulative total amounts shown in the Budget for such items during the same period or (b) without prior approval of the Bankruptcy Court, either pay pre-petition liabilities (other than the Pre-Petition Obligations) or expend funds for any purpose not provided for in the Budget.

     Section 7.17. Executory Contracts. Assume any material executory contracts under Section 365 of the Bankruptcy Code without prior approval of the Bankruptcy Court.

     Section 7.18. Limitation on Restrictions on Disclosure of Certain Information. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of the Borrower to disclose to the Agents, the Lenders, the Pre-Petition Agents and the Pre-Petition Lenders the information and matters the Borrower is required to report pursuant to Section 6.2(f) of this Agreement.

     Section 7.19.  Financial Condition Covenants.

       (a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of March 31, 2001 and June 30, 2001, to be less than
0.25 to 1.

       (b) Consolidated Current Ratio. Permit its Consolidated Current Ratio to be less than 1.2 to 1 at any time.

       (c) Maintenance of Net Worth. Permit its Consolidated Net Worth to be less than $175,000,000 at any time.

       (d) Minimum EBITDA. Permit its Consolidated EBITDA for any period commencing on January 1, 2001 and ending on the last day of each fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter:


               Quarter Ending               Minimum Amount

               March 31, 2001                 $2,750,000
               June 30, 2001                  $9,000,000


Section 8.  Collateral.

     Section 8.1. Security. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Post-Petition Obligations and the Adequate Protection Obligations and to induce the Lenders to make the DIP Credit Facility available to the Borrower in accordance with the terms hereof, the Borrower and each of the Guarantors hereby assigns, creates, grants, conveys, mortgages, pledged, hypothecates and transfers to the Collateral Agent for the ratable benefit of the Lenders, first priority Liens (subject to Priority Liens) in accordance with Sections 364(c) and (d) of the Bankruptcy Code in all right, title and interest of the Borrower and each of the Guarantors in and to any and all Property, assets and things of value of every kind or type, tangible, intangible, real, personal and fixed, whether now owned or hereafter acquired and wherever located, including, without limitation, all inventory, farm products, equipment, accounts (other than Securitized Receivables and the Related Security), contracts, real property, general intangibles (including patents and trademarks), chattel paper, investment property and shares of stock (other than shares of Capital Stock of Excluded Foreign Subsidiaries), cash, cash equivalents, instruments, documents, bank accounts (other than bank accounts required under the terms of the Receivable Securitization Program), deposit accounts, certificates of deposit, and, to the extent not otherwise included, (i) all proceeds of each of the foregoing, (ii) all accessions to, substitutions and replacements for, and insurance and condemnation proceeds, rents, profits and products of each of the foregoing, (iii) all monies and other property of any kind and nature recovered by the Borrower and each of the Guarantors in accordance with the provisions of the Bankruptcy Code, including, without limitation, Sections 544, 547 and 548 thereof, or other applicable law but except as otherwise provided in the Interim Financing Order, (iv) the Pre-Petition Collateral and (v) all Property of the Borrower and each of the Guarantors held by the Collateral Agent or any Lender, including without limitation, the funds from time to time on deposit in the special restricted accounts referred to in Section 8.3 hereof and all other Property of every description, now or hereafter in the possession or custody of or in transit to the Collateral Agent or any Lender for any purpose, including safekeeping, collection or pledge, for the account of the Borrower or any Guarantor or as to which the Borrower or any Guarantor may have any right or power (all of which being hereinafter collectively referred to as the "Collateral").

     Section 8.2. Perfection of Security Interests. (a) At the request of the Collateral Agent or the Required Lenders and at the Borrower's expense, the Borrower and each of the Guarantors shall (i) execute and deliver to the Collateral Agent documentation satisfactory to the Collateral Agent or the Lenders evidencing the Liens granted hereby, providing for the perfection of such Liens and evidencing that the automatic stay provisions of Section 362 of the Bankruptcy Code have been modified to permit the execution, delivery and filing of such documentation, and (ii) perform or take any and all steps at any time necessary to perfect, maintain, protect and enforce the Collateral Agent's Lien on the Collateral; provided, however, that no such documentation shall be required as a condition to the validity, priority or perfection of any of the Liens created pursuant to this Agreement which security interests and liens shall be deemed valid and properly perfected upon approval by the Bankruptcy Court of the Financing Order.

     (b) Until all Post-Petition Obligations and Adequate Protection Obligations have been indefeasibly satisfied and paid in full by the Debtors and the DIP Commitments shall have terminated, the Collateral Agent's security interest in the Collateral as security for such obligations shall continue in full force and effect.

     (c) Notwithstanding the provisions of Section 8.2(a) hereof, or failure on the part of the Borrower, any Guarantor, the Collateral Agent or any Lender to perfect, maintain, protect or enforce the Collateral Agent's Lien on the Collateral, the Financing Order shall automatically, and without further action by any Person, perfect the Collateral Agent's Lien against the Collateral.

     Section 8.3. Receivables and Inventory Collections. The Borrower and the Guarantors agree to continue, or if appropriate, forthwith make, such arrangements as shall be necessary or appropriate to assure that all proceeds of the inventory and accounts receivable (other than the Securitized Receivables and the Related Security but including the amounts paid to the Permitted Sellers pursuant to the Receivable Securitization Program) of the Borrower and the Guarantors and any other Cash Collateral generated after the Closing Date are deposited (in the same form as received) in an account maintained with the Collateral Agent or accounts under the control of the Collateral Agent which provide for collections therein to be transmitted to an account maintained with the Collateral Agent, all such accounts maintained with or under the control of the Collateral Agent to constitute special restricted accounts. The Borrower acknowledges on behalf of itself and the Guarantors that the Collateral Agent has (and is hereby granted to the extent that it does not already have) a Lien for the ratable benefit of the Lenders on such accounts and all funds contained therein to secure the Obligations, subject to the provisions of the Financing Order and the Bankruptcy Code. Cash held in such restricted accounts shall constitute Cash Collateral subject to the Financing Order (if in effect) and otherwise as the Bankruptcy Court shall determine.

     Section 8.4. Rights of Collateral Agent. The Collateral Agent may, or upon the direction of the Required Lenders, shall, in each case at any time on or after the Termination Date, after first notifying the Borrower of its intention to do so, notify account debtors, parties to contracts with the Borrower or any Guarantor, obligors on instruments of the Borrower or any Guarantor and obligors in respect of chattel paper of the Borrower or any Guarantor that the right, title and interest of the Borrower and the Guarantors in and under such accounts, such contracts, such instruments and such chattel paper have been assigned to the Collateral Agent and that payments shall be made directly to the Collateral Agent. Upon the request of the Collateral Agent or the Required Lenders on or after the Termination Date, the Borrower will, and will cause the Guarantors to, so notify such account debtors, such parties to contracts, obligors on such instruments and obligors in respect of such chattel paper. Upon the occurrence and during the continuation of a Default or an Event of Default, the Collateral Agent may in its own name or in the name of others communicate with such parties to such accounts, such contracts, such instruments and such chattel paper to verify with such persons to the Collateral Agent's satisfaction the existence, amount and terms of any such accounts, contracts, instruments or chattel paper. Anything in this Section to the contrary notwithstanding, (i) the Collateral Agent and the Lenders shall not have any of the rights specified in this Section and (ii) the Borrower and the Guarantors shall not have any of the obligations specified in this Section, in each case with respect to any Securitized Receivables, any Related Security, any Contract (as defined on Exhibit I hereto) or any Obligor (as defined on Exhibit I hereto), it being the intention and agreement of the Agents and the Lenders that the provision of this Section shall not apply to the SPV, any Property of the SPV or any of the Securitized Receivables and the Related Security.

     Section 8.5. Performance by Collateral Agent of Debtor's Post-Petition Obligations. If the Borrower or any Guarantor fails to perform or comply with any of its agreements contained in this Agreement, the other Loan Documents or the Financing Order and the Collateral Agent or any Lender, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Collateral Agent or such Lender incurred in connection with such performance or compliance, together with interest thereon at the rate per annum determined by adding 4.5% to the Base Rate as from time to time in effect, shall be payable by the Borrower to the Collateral Agent or such Lender on demand and shall constitute Post-Petition Obligations secured by the Collateral. Moreover, neither the

Collateral Agent nor any Lender shall in any way be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to Section 506(c) of the Bankruptcy Code, and the Collateral may not be charged for the incurrence of any such cost.

     Section 8.6. Collateral Agent's Appointment as Attorney-in-Fact (a) The Borrower and each of the Guarantors hereby irrevocably constitutes and appoints the Collateral Agent and any officer or Collateral Agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and each of the Guarantors and in the name of the Borrower or such Guarantor or in the Collateral Agent's own name, from time to time in the Collateral Agent's discretion, for the purpose of collecting the Post-Petition Obligations when due in accordance with the provisions of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary and desirable to accomplish such purpose, and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, on behalf of the Borrower and the Guarantors, without notice to or assent from them, to do the following:

               (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due and to become due under any Collateral and, in the name of the Borrower or any Guarantor or the Collateral Agent's own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent or any Lender for the purpose of collecting any and all moneys due under any Collateral whenever payable and to file any claims or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent or any Lender for the purpose of collecting any and all such moneys due under any Collateral whenever payable, subject to the terms and conditions of the Receivables Securitization Program;

               (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

               (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due, and to become due thereunder, directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against the Borrower or any Guarantor, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower or any Guarantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent or the Required Lenders may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent or the Required Lenders shall in its or their sole discretion determine is appropriate to liquidate the Collateral; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the option of the Collateral Agent or any Lender and at the Borrower's expense, at any time, or from time to time, all acts and things which the Collateral Agent or such Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Borrower and the Guarantors might do; provided that the foregoing shall not apply to the Securitized Receivables or any Related Security.

     (b) The Collateral Agent and each Lender agrees that it will forbear from exercising the power of attorney or any rights granted to them pursuant to this
Section 8.6 until after the Maturity Date or as otherwise expressly permitted by this Agreement. The Borrower and the Guarantors hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 8.6 is a power coupled with an interest and shall be irrevocable until the Post-Petition Obligations and the Adequate Protection Obligations are indefeasibly paid in full and the DIP Commitments have terminated.

     (c) The powers conferred on the Collateral Agent and the Lenders hereunder are solely to protect the Collateral Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers. The Collateral Agent and each Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or Collateral Agents shall be responsible to the Borrower and the Guarantors for any act or failure to act, except for its own gross negligence or willful misconduct.

     (d) The Borrower and each Guarantor also authorizes the Collateral Agent, at any time and from time to time on and after the Termination Date or as otherwise expressly permitted by this Agreement, (i) to communicate, in the name of the Borrower or such Guarantor or in the Collateral Agent's own name (at the Collateral Agent's option), with any party to any contract (other than any Contract constituting Related Security) with regard to the assignment of the right, title and interest of the Borrower or such Guarantor in and under the contracts hereunder and other matters relating thereto and (ii) to execute any endorsements, assignments or other instruments or conveyance or transfer with respect to the Collateral.

     Section 8.7.   Administrative Expense Carve-Out.  The Agent and the
Lenders hereby subordinate their claims on the Pre-Petition Obligations and their Liens on the Collateral as security for the Pre-Petition Obligations in each case to (x) the payment of the amount allowed by the Bankruptcy Court for professional fees and disbursements subject to Section 503(b)(2) of the Bankruptcy Code incurred by the Debtors and any statutory committees appointed in the Chapter 11 Cases, and (y) the payment of fees pursuant to 28 U.S.C.
(S)1930, collectively in an amount not to exceed the Administrative Expense Carve-Out, provided that Cash Collateral collected and applied by the Lenders prior to the Maturity Date shall not be subject to the Administrative Expense Carve-Out. Nothing herein contained shall subordinate or in any way impair or otherwise affect the Superpriority Claims of the Agents and the Lenders on the Post-Petition Obligations or the Liens securing the Post-Petition Obligations and the Adequate Protection Obligations. Fees and expenses paid by the Debtors prior to the Termination Date shall not reduce the amount of the Administrative Expense Carve-Out.

Section 9.     Events of Default.

     Section 9.1. Events of Default. Any of the following events shall constitute an Event of Default:

               (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document or under the Financing Order, within two Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or the Borrower shall fail to pay any Adequate Protection Obligation when due in accordance with the terms of the Financing Order; or

               (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

               (c) Any Loan Party shall default in the observance or performance of any agreement contained in Section 6.4(a), Section 6.6(a),
     Section 7, or Section 8; or

               (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

               (e) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer

     Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

               (f) One or more judgments or decrees shall be entered against any Non-Debtor Subsidiary involving in the aggregate a liability (to the extent not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

               (g) The guarantee contained in Section 11 of this Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

               (h) (i) Any Non-Debtor Subsidiary that owns assets with an aggregate net book value in excess of $10,000,000 shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Non-Debtor Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any such Non-Debtor Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any such Non-Debtor Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
     (iv) the Borrower or any such Non-Debtor Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any such Non-Debtor Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (i) The failure of the Borrower or any Guarantor to comply with any of the terms of the Financing Order or the occurrence of any condition or event which permits the Lenders to exercise any of the remedies set forth in the Financing Order, including, without limitation, any "Termination Event" as defined in the Financing Order; or

               (j) Any failure by the Borrower or any Guarantor to observe or perform any of the material terms or conditions of any order, stipulation or other arrangements entered by the Bankruptcy Court in the Chapter 11 Cases which has a material adverse effect on the Lenders as reasonably determined by the Lenders, including but not limited to the Financing Order and any order relating to the Receivables Securitization Program or the SPV; or

               (k) The granting of a Lien on or other interest in any Property of the Borrower or any Guarantor, or Superpriority Claim, by any Bankruptcy or District Court Judge which is superior to or ranks in parity with the Lien of the Collateral Agent granted in this Agreement and the Financing Order except for the Administrative Expense Carve Out and as otherwise permitted under the Financing Order; or

               (l) Any Lien purported to be created by this Agreement, the Security Documents, the Interim Financing Order or the Final Financing Order in any of the Collateral shall, for any reason, cease to be valid or any action is commenced by any Loan Party which contests the validity, perfection or enforceability of any pre-petition Liens of Pre-Petition Agent under any of the Pre-Petition Loan Documents or any Lien created by this Agreement, the Security Documents, the Interim Financing Order or the Final Financing Order; or

               (m) (i) An order shall be entered by the Bankruptcy Court confirming a plan of reorganization of any Loan Party without the Lenders' and the Pre-Petition Lenders' consent, or (ii) there shall be substantial consummation of a plan of reorganization of any Loan Party; or

               (n) Any provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court, or any Lien created by the Loan Documents or the Financing Order shall cease to be a valid and perfected Lien against any of the Collateral purported to be covered thereby pursuant to Sections 364(c) and
     (d) of the Bankruptcy Code; or

               (o) Any of the Chapter 11 Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; or

               (p) A trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code shall be appointed in any of the Chapter 11 Cases; or

               (q) An order of the Bankruptcy Court shall be entered in any of the Chapter 11 Cases appointing an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; or

               (r) The Financing Order shall be amended, modified, stayed, vacated, reversed or rescinded in any respect (except for any modification made with the prior written consent of the Required Lenders); or

               (s) Except for Priority Liens, any Lien on Property of any of the Debtors shall be granted after the Petition Date to any party other than the Agents or the Lenders by the Bankruptcy Court or any other court of competent jurisdiction, which Lien is equal or superior to the Lien of the Agents and the Lenders in such Property as security for the Post-Petition Obligations, or any Debtor shall file an application for the granting of such a Lien; or

               (t) An application shall be filed by any Debtor for the approval of any other Superpriority Claim in any of the Chapter 11 Cases which is pari passu with or senior to the claims of the Agents and the Lenders with respect to the Post-Petition Obligations (except for the Administrative Expense Carve-Out) or there shall arise any such pari passu or Superpriority Claim; or

               (u) The Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code with respect to any Lien on any assets of the Borrower or any Guarantor having an aggregate net book value (determined in accordance with GAAP) in excess of $500,000 for all such assets; or

               (v) Any change shall occur in the condition or prospects, financial or otherwise, of the Borrower and its Subsidiaries, taken in as a whole, which is material and adverse.

     Section 9.2. Consequences of Event of Default. When any Event of Default has occurred and is continuing, the Administrative Agent shall, upon request of the Required Lenders, upon giving an Enforcement Notice, take any or all of the following actions, in each case without further order of or application to the Bankruptcy Court:

               (a) terminate the Commitments and any other obligations of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

               (b) demand that any Cash Collateral be applied to reduce or collateralize the Post-Petition Obligations and Pre-Petition Obligations as set forth in Section 2.9(e) hereof;

               (c) demand payment of interest on the Post-Petition Obligations and Pre-Petition Obligations at the default rates set forth herein and in the Financing Order, in which event interest at such rates shall accrue and be payable as therein set forth without further order of or application to the Bankruptcy Court;

               (d) the Collateral Agent shall, upon request of the Required Lenders, (without regard to whatever other action the Agents or the Lenders may be taking), foreclose and realize upon and exercise any other rights or remedies with respect to the Collateral as security for the Post-Petition Obligations and Pre-Petition Obligations; and

               (e) the exclusive period of the Debtors to file a plan of reorganization pursuant to Section 1121 of the Bankruptcy Code shall terminate as to the Lenders and the Lenders and Pre-Petition Lenders shall thereafter have the right to file a plan of reorganization for the Debtors pursuant to Section 1121(d) of the Bankruptcy Code.

     Section 9.3. Consequences of Maturity Date. Upon the occurrence of the Maturity Date, and in addition to other rights and remedies that may be exercised pursuant to Section 9.2 hereof, or otherwise, without further order of or application to the Bankruptcy Court:

               (a) the principal of and the accrued interest on the Notes, including both principal and interest, and all fees, charges, commissions and any other Post-Petition Obligations, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind;

               (b) the Borrower shall immediately pay to the Collateral Agent the full amount of each Letter of Credit (other than cash collateralized Letters of Credit) and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to make such payment and that the Lenders shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws have been made under the Letters of Credit;

               (c) upon giving an Enforcement Notice, any automatic stay shall terminate and the Agents and Lenders may proceed to enforce their rights and remedies hereunder and otherwise;

               (d) upon giving an Enforcement Notice, the Collateral Agent may, and shall, upon the request of the Required Lenders, (without regard to whatever other action the Agents or the Lenders are taking) exercise (to the extent not already exercised) any rights and remedies available pursuant to Section 9.2 hereof upon the occurrence of an Event of Default;

               (e) upon giving an Enforcement Notice, the Collateral Agent may, and shall, upon request of the Required Lenders, (without regard to whatever other action the Agents or the Lenders may be taking), foreclose and realize upon and exercise any other rights or remedies with respect to the Collateral as security for the Post-Petition Obligations and Pre-Petition Obligations;

               (f) upon giving an Enforcement Notice, the Collateral Agent may, and shall, upon request of the Required Lenders, (without regard to whatever other action the Agents or the Lenders may be taking), enforce any and all other rights and remedies available under the Loan Documents as security for the Post-Petition Obligations and Pre-Petition Obligations; and

               (g) upon giving an Enforcement Notice, the Collateral Agent may, and shall, upon request of the Required Lenders, (without regard to whatever action the Agent may be taking), set-off amounts in the restricted accounts referred to in Section 8.3 hereof or any other accounts maintained with the Agents or any Lender and apply such amounts to the Post-Petition Obligations and Pre-Petition Obligations.

     Section 9.4. Payment at Maturity Date. Upon the occurrence of the Maturity Date, the Agents and the Lenders shall be entitled to immediate payment of the Post-Petition Obligations without further application to or order of the Bankruptcy Court.

     Section 9.5. Injunctive Relief. The Borrower and the Guarantors recognize that in the event of the occurrence of any Event of Default, the Termination Date or the Maturity Date, any remedy of law may prove to be inadequate relief to the Agents and the Lenders. Accordingly, the Borrower and each Guarantor agrees that the Agents and the Lenders, if they so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 9.6. Relief from Stay. Nothing contained in this Agreement shall impair or otherwise effect the Lenders' right to seek relief from the automatic stay as to their Collateral for cause at any time, which right the Lenders hereby fully reserve.

Section 10.    The Agents.

     Section 10.1. Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

     Section 10.2. Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 10.3. Exculpatory Provisions. Neither any Agent, the Issuing Lender nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, any other Loan Document or any Bond Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement, any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. Neither the Agents nor the Issuing Lender shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any other Loan Document or any Loan Document, or to inspect the properties, books or records of any Loan Party. Without limiting the generality of the foregoing, the Collateral Agent shall not be responsible to any of the Agents or any of the Lenders for the existence, creation, attachment, perfection or priority of any lien or security interest in the Collateral or any part thereof or for the existence of any liens, security interests or other encumbrances or charges thereon.

     Section 10.4. Reliance by Administrative Agent. Each Agent and the Issuing Lender shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent and the Issuing Lender shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent and the Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     Section 10.5. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent or the Issuing Lender receives such a notice, the Administrative Agent or the Issuing Lender, as applicable, shall give notice thereof to the Lenders. The Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent or the Collateral Agent, as the case may be, shall have received such directions, the Administrative Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as such Agent shall deem advisable in the best interests of the Lenders.

     Section 10.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the

Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          Section 10.7. Indemnification. The Lenders agree to indemnify each Agent and the Issuing Lender in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective aggregate Revolving Credit Percentages, in effect on the date on which indemnification is sought under this
Section 10.7 (or, if indemnification is sought after the date upon which the DIP Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against such Agent or the Issuing Lender, as applicable, in any way relating to or arising out of, the DIP Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's or the Issuing Lender's, as the case may be, gross negligence or willful misconduct. The agreements in this Section 10.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          Section 10.8. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          Section 10.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required

Lenders appoint a successor agent as provided for above. The Collateral Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Collateral Agent (as applicable), hereunder, whereupon the duties, rights, obligations and responsibilities hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Collateral Agent, the Administrative Agent or any Lender; provided that in the case of a resignation by the Collateral Agent, the Collateral Agent shall
(i) assign and deliver to the Administrative Agent any Collateral pledged to the Collateral Agent, for the benefit of the Agents and the Lenders, (ii) execute and deliver to the Administrative Agent any amendments to the Security Documents or such other documents as the Administrative Agent deems necessary or advisable in order to continue the security interest of the Lenders in the Collateral and
(iii) take all other actions necessary or advisable to continue the security interest of the Lenders in the Collateral (including, without limitation, the execution and delivery of amendments to the UCC financing statements filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, the perfected, first priority Lien on the Collateral). After any retiring Agent's resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          Section 10.10. Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 12.1.

Section 11. Guarantee.

          Section 11.1. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Post-Petition Obligations.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 11.2).

          (c) Each Guarantor agrees that the Post-Petition Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 11 or affecting the rights and remedies of any Agent or any Lender hereunder.

          (d) The guarantee contained in this Section 11 shall remain in full force and effect until all the Post-Petition Obligations and the obligations of each Guarantor under the guarantee contained in this Section 11 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the DIP Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Post-Petition Obligations.

          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Post-Petition Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Post-Petition Obligations or any payment received or collected from such Guarantor in respect of the Post-Petition Obligations), remain liable for the Post-Petition Obligations up to the maximum liability of such Guarantor hereunder until the Post-Petition Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

          Section 11.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 11.3. The provisions of this Section 11.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Agents and the Lenders, and each Guarantor shall remain liable to the Agents and the Lenders for the full amount guaranteed by such Guarantor hereunder.

          Section 11.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of any Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Agent or any Lender for the payment of the Post-Petition Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agents and the Lenders by the Borrower on account of the Post-Petition Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Post-Petition Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agents and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Post-Petition Obligations, whether matured or unmatured, in such order as this Agreement shall prescribe.


          Section 11.4. Amendments, Etc. with Respect to the Post-Petition Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Post-Petition Obligations made by any Agent or any Lender may be rescinded by such Agent or such Lender and any of the Post-Petition Obligations continued, and the Post-Petition Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agents (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Agent or any Lender for the payment of the Post-Petition Obligations may be sold, exchanged, waived, surrendered or released. Neither any Agent nor any Lender shall as a condition to any Guarantor's liability hereunder have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Post-Petition Obligations or for the guarantee contained in this Section 11 or any property subject thereto.

          Section 11.5. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Post-Petition Obligations and notice of or proof of reliance by any Agent or any Lender upon the guarantee contained in this Section 11 or acceptance of the guarantee contained in this Section 11; the Post-Petition Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 11; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 11. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Post-Petition Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 11 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Post-Petition Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Post-Petition Obligations, or of such Guarantor under the guarantee contained in this Section 11, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Post-Petition Obligations or any right of offset with respect thereto, and any failure by any Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          Section 11.6. Reinstatement. The guarantee contained in this Section 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Post-Petition Obligations is rescinded or must otherwise be restored or returned by any Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          Section 11.7. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent specified in this Agreement.

          Section 11.8. The SPV. Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, the SPV is not obligated to guaranty or otherwise directly or indirectly provide credit support (including granting Liens on any of its assets) for any Indebtedness of the Borrower or any of its Subsidiaries or Affiliates.

Section 12. Miscellaneous.

          Section 12.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 12.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, or the Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's DIP Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 12.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower or any Guarantor of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under Section 11 of this Agreement, in each case without the written consent of all Lenders; (iii) amend, modify or waive any provision of
Section 11 without the written consent of the Guarantors; (iv) amend, modify or waive any provision of Section 9 without the written consent of the Agents; (v) amend, modify or waive any provision of Section 2.3 or 2.4 without the written consent of the Swing Line Lender; or (vi) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; provided, further, that without the consent of all of the Incremental DIP Lenders no such waiver, amendment, supplement or modification shall (A) increase the amount of the Incremental DIP Commitments, (B) extend the Incremental DIP Termination Date, (C) reduce the rate of interest applicable to the Incremental DIP Loans or the amount of the fee due the Lenders under Section 2.6(b), or (D) change the last-in first-out nature of the Incremental DIP Credit Facility; provided, further, notwithstanding the provisions set forth above, no Lender consent shall be required in connection with the release of any Liens on Property sold by the Borrower or its Subsidiaries if such sale is permitted pursuant to Section 7.5. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          Section 12.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, the Guarantors, the Collateral Agent and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower or any
Guarantor:                             Imperial Sugar Company
                                       One Imperial Square, Suite 200
                                       8016 Highway 90-A
                                       Sugar Land, Texas 77478
                                       Attention: [_________________]
                                       Telecopy: (281) 490-9895
                                       Telephone: (281) 490-9506

The Collateral Agent and
the Administrative Agent:              Harris Trust and Savings Bank
                                       111 West Monroe Street, 4/th/ Floor East
                                       Chicago, Illinois 60603
                                       Attention: Special Assets Division
                                       Telecopy: (312) 765-1724
                                       Telephone: (312) 461-2471

provided that any notice, request or demand to or upon any Agent or the Lenders shall not be effective until received.

          Section 12.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law, including without limitation any such right or remedy under any of the Orders. The Lenders reserve their right to apply to the Bankruptcy Court for appropriate relief under this Agreement or any other Loan Documents or the Pre-Petition Credit Agreement or the Pre-

Petition Security Documents. The provisions of this Agreement shall not be construed in any respect as a limitation upon the rights granted to the Lenders under the Pre-Petition Credit Agreement and Pre-Petition Security Documents and any other agreements with the Borrower and the Subsidiaries existing as of the Petition Date, but shall constitute an extension and amplification thereof.

          Section 12.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          Section 12.5. Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents and the Lenders for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Agents for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, and hold each Lender and the Agents harmless from, any and all recording and filing fees or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Pre-Petition Lender, the Pre-Petition Agent, each Lender and the Agents and their respective officers, directors, trustees, investment advisors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including in each case the reasonable fees and out-of-pocket disbursements of Messrs. Chapman and Cutler and other counsel to the Agents and the Lenders, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Pre-Petition Loan Documents and any such other documents, and any investigation, litigation or other proceeding (whether or not any indemnitee is a party thereto) related to the entering into or performance of any Loan Document or Pre-Petition Loan Documents or any of the Financing Orders or the use, or proposed use, of the proceeds of any credit extended hereunder or under the Pre-Petition Loan Documents or the consummation of any transactions contemplated in any Loan Document or an Pre-Petition Loan Document or any of the Financing Orders or the relationship between (w) the Pre-Petition Lenders and the Borrower, (x) the Pre-Petition Lenders and the Guarantors, (y) the Lenders and the Borrower, and (z) the Lenders and the Guarantors, including, without limitation, any of the foregoing relating to the use, or proposed use, of proceeds of any credit extended hereunder or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities resulted from the gross negligence or willful misconduct of such indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and hereby waives, and shall cause each of its Subsidiaries not to assert and to waive, all rights of contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.

     Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' and investment bankers' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such services. The Borrower shall pay the expenses, costs, charges and fees called for this Section at the Maturity Date or upon receipt of an invoice for the same. All of the foregoing costs and expenses shall be additional Post-Petition Obligations secured by the Collateral.

     The agreements in this Section 12.5 shall survive repayment of the Loans and all other amounts payable hereunder and the termination of the DIP Commitments.

   Section 12.6. Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns (and including, without limitation, in the case of each Debtor any trustee of such Debtor in the Chapter 11 Cases or in any subsequent proceeding under Chapter 7 of the Bankruptcy Code, without the execution of any additional agreement), except that the Borrower and the Guarantors may not assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

     (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents, provided that such Lender concurrently sells a participating interest in the Pre-Petition Loans in an equal percentage to the same Participant. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 12.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 with respect to its participation in the DIP Commitments or Incremental DIP Commitment and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.14, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time, subject to the consent of the Administrative Agent (which shall not be unreasonably withheld), assign to any Lender or any affiliate thereof or any Approved Fund or, with the consent of the Agents (which, in each case, shall not be unreasonably withheld or delayed) (provided that no such consent need be obtained for assignments involving the Administrative Agent or its Affiliates), to an additional bank, financial institution or other entity (an "Assignee") all its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee, such Assignor and the Administrative Agent and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee shall be in an aggregate principal amount of less than $3,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Administrative Agent; and provided, further, that no Lender shall assign any of its rights or obligations hereunder unless it concurrently assigns an equal percentage of its rights and obligations under the Pre-Petition Revolving Obligations and the Pre-Petition Credit Agreement as it relates to the Pre-Petition Revolving Obligations to the same assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a DIP Commitment, Incremental DIP Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). For purposes of this Section 12.6, "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans which is managed or advised by the same investment advisor as such Lender or by an affiliate of such investment advisor.

     (d) The Administrative Agent shall maintain at its address referred to in
Section 12.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the DIP Commitment and Incremental DIP Commitment of, and principal amount of the Loans owing to, each Lender from time to time and any Notes evidencing such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan and any Note evidencing such Loan recorded therein for all purposes of this Agreement. Any assignment of any Loan whether or not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee and the old Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled." The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof or a Person under common management with such Lender, by the Administrative Agent and the Issuing Lender) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except in the case of an assignment to an Assignee that is a Lender or an affiliate thereof or an Approved Fund, such fee shall be reduced to $1,000; and except that in the case of contemporaneous assignments by a Lender to more than one fund managed by the same investment advisor (which funds are not then Lenders hereunder, affiliates thereof or Approved Funds), only a single fee of $3,500 shall be payable for all such contemporaneous assignments), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. Upon the effective date of an assignment the assignee shall have a DIP Commitment Percentage and Incremental DIP Percentage specified in such Assignment and Acceptance and the assignor's DIP Commitment Percentage and Incremental DIP Commitment shall be reduced by such amount. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note of the assigning Lender) a new Revolving Credit Note or Incremental DIP Note to the order of such Assignee in an amount equal to the DIP Commitment or Incremental DIP Commitment assumed or acquired by it pursuant to such Assignment and Acceptance. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

     (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 12.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

     (g) No Lender shall sell a participation interest in, or assign any of its rights and obligations in, to and under, the Pre-Petition Revolving Obligations or the Pre-Petition Credit Agreement as it related to the Pre-Petition Revolving Obligations, unless it concurrently sells a participating interest in an equal percentage in, or assigns an equal percentage of, its rights and obligations under this Agreement and all extensions of credit made by it hereunder.

   Section 12.7. Adjustments; Setoff. (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Post-Petition Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 9.1(h), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Post-Petition Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Post-Petition Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided, however, that nothing contained in this Section shall (i) apply to any payments, collateral or setoffs received by the Incremental DIP Lenders with respect to the Incremental DIP Loans, or (ii) alter or modify the order of payments specified in Section 2.9.

      (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      (c) Notwithstanding the foregoing, no Lender shall institute or commence any proceeding to collect any amounts owed to it hereunder or shall otherwise exercise any remedies (including setoff) with respect to the amounts owed to it unless such Lender shall provide at least five Business Days' (or such shorter period as may be consented to by the Collateral Agent) prior written notice thereof to the Collateral Agent.

      Section 12.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

      Section 12.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 12.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the

Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

      Section 12.11. Governing Law. This Agreement And The Rights And Obligations Of The Parties Under This Agreement Shall Be Governed By, And Construed And Interpreted In Accordance With, The Law Of The State Of New York, Except To The Extent It Is Governed By The Bankruptcy Code.

      Section 12.12. Submission to Jurisdiction; Waivers. The Borrower and each Guarantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and the Bankruptcy Court, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or such Guarantor at its address set forth in
     Section 12.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.12 any special, exemplary, punitive or consequential damages.

      Section 12.13. Acknowledgments. The Borrower and each Guarantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the Guarantors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

              (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, the Guarantors and the Lenders.

  Section 12.14. Waivers Of Jury Trial. The Borrower, The Guarantors, The Agents And The Lenders Hereby Irrevocably And Unconditionally Waive Trial By Jury In Any Legal Action Or Proceeding Relating To This Agreement Or Any Other Loan Document And For Any Counterclaim Therein.

  Section 12.15. Confidentiality. Each of the Agents and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee which agrees to comply with the provisions of this Section 12.15, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over such Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, provided that such Agent will use commercially reasonable efforts to give notice to the Borrower thereof, (g) which has been publicly disclosed other than in breach of this Section 12.15,
(h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, or (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 12.15). Notwithstanding the foregoing restrictions and in addition to any disclosures the Lenders are otherwise permitted to make pursuant to this Section 12.5, the Lenders may discuss the Borrower's business and financial condition of the Borrower and its Subsidiaries with prospective purchasers of, investors in and lenders to the Borrower, provided that each such party agrees to be bound by the provisions of this Section 12.15 and the Borrower is given prior notice of any such discussions and a reasonable opportunity to be present at the same.

  Section 12.16. No Modification; No Discharge; Survival of Claims. This Agreement, the credit extended hereunder and the Loan Documents shall not be modified, altered or affected in any manner by any plan of reorganization or any order of confirmation for any Debtor of any other financing or extensions or incurring of indebtedness by any Debtor pursuant to Section 364(c) of the Bankruptcy Code. Without limiting the generality of the foregoing, each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agents and the Lenders pursuant to the Financing Order and described in Section 4.20 hereof and the Lien granted to the Collateral Agent pursuant to this Agreement and the Financing Order and described in Section 8.1 hereof shall not be affected in any manner by the entry of an order confirming a plan of reorganization.

  Section 12.17. Pre-Petition Loan Documents. Subject to the provisions of the Bankruptcy Code, the Pre-Petition Loan Documents shall remain in full force and effect, and the execution of this Agreement by the Lenders and the Agents, and the execution of the other Loan Documents by those of the Debtors party thereto, and the delivery to and acceptance thereof by the Lenders and the Agent, do not and shall not constitute a waiver of any provision of the Pre-Petition Loan Documents.

  Section 12.18. Bankruptcy Code Waivers. In consideration of the credit extended hereunder, to the extent not irreconcilably inconsistent with the provisions hereof or the Financing Order, the Borrower and each Guarantor hereby agrees not to assert and affirmatively waives any claim it otherwise might have under Sections 105, 506(c) and 552(b) of the Bankruptcy Code.

  Section 12.19. Validation of Liens. As provided in the Financing Order, the Borrower and each Guarantor approves and confirms the Pre-Petition Collateral, and acknowledges and agrees that the Pre-Petition Agent and the Pre-Petition Lenders each hold valid and enforceable, nonavoidable, perfected and senior Liens in and to the collateral more particularly set forth in the Pre-Petition Security Documents and as summarized in the Interim Financing Order.

         In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        Imperial Sugar Company, as Debtor and
                                          Debtor-in-Possession



                                        By:    /s/ KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: V.P. AND TREASURER
                                              --------------------------

                                        Guarantors:

                                        Biomass Corporation, as Debtor and
                                          Debtor-in-Possession


                                        By:    /s/ KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------


                                        Crown Express, Inc., as Debtor and
                                          Debtor-in-Possession


                                        By:    /s/ KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------


                                        Diamond Crystal Brands, Inc., as Debtor
                                          and Debtor-in-Possession


                                        By:    /s/ KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------


                                        Diamond Crystal Brands, LP, as Debtor
                                          and Debtor-in-Possession

                                        By: Savannah Molasses & Specialties
                                            Company, as Debtor and Debtor-in-
                                            Possession
                                            Its sole General Partner

                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Diamond Crystal Holdings, Inc., as
                                          Debtor and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Diamond Crystal Specialty Foods, Inc.,
                                          as Debtor and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Dixie Crystal Foodservice, Inc., as
                                          Debtor and Debtor-in-Possession

                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        DSLT Holdings Company, as Debtor and
                                          Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Food Carrier, Inc., as Debtor and
                                          Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Fort Bend Utilities Company, as Debtor
                                          and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Great Lakes Sugar Company, as Debtor and
                                          Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Holly Northwest Company, as Debtor and
                                          Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Holly Sugar Corporation, as Debtor and
                                          Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Imperial Distributing, Inc., as Debtor
                                          and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Imperial-Savannah, L.P., as Debtor and
                                          Debtor-in-Possession

                                        By: Savannah Molasses & Specialties
                                            Company
                                            Its sole General Partner, as
                                            Debtor and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Imperial Sweetener Distributors, Inc.,
                                          as Debtor and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        King Packaging Company, Inc., as Debtor
                                          and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Limestone Products Company, Inc., as
                                          Debtor and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Menu Magic Foods, Inc., as Debtor and
                                          Debtor-in-Possession

                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Michigan Sugar Company, as Debtor and
                                          Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Phoenix Packaging Corporation, as Debtor
                                          and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Ragus Holdings, Inc., as Debtor and
                                          Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Savannah Foods Industrial, Inc., as
                                          Debtor and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Savannah Foods & Industries, Inc., as
                                          Debtor and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Savannah Investment Company, as Debtor
                                          and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Savannah Molasses & Specialties Company,
                                          as Debtor and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Savannah Sugar Refining Corporation, as
                                          Debtor and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Wholesome Sweeteners Group, Ltd., as
                                          Debtor and Debtor-in-Possession

                                        By:   Wholesome Sweeteners, LLC
                                              Its sole General Partner

                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Wholesome Sweeteners, LLC, as Debtor and
                                          Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        ICUBE, Inc.

                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Savannah International Company, as
                                          Debtor and Debtor-in-Possession

                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Savannah Packaging Company, as Debtor
                                          and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Savannah Total Invert Company, as Debtor
                                          and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        Imperial Holly Corporation, as Debtor
                                          and Debtor-in-Possession


                                        By:    KAREN L. MERCER
                                           -----------------------------
                                        Name:  KAREN L. MERCER
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        The Agents and the Lenders:

                                        Harris Trust and Savings Bank, as
                                          Administrative Agent, Collateral
                                          Agent, Issuing Lender and as a Lender


                                        By:    SANDRA J. SANDERS
                                           -----------------------------
                                        Name:  SANDRA J. SANDERS
                                             ---------------------------
                                        Title: VICE PRESIDENT
                                              --------------------------

                                        Wachovia Bank, N.A.


                                        By:    RICHARD H. MICHALIK
                                           -----------------------------
                                        Name:  RICHARD H. MICHALIK
                                             ---------------------------
                                        Title: SENIOR VICE PRESIDENT
                                              --------------------------

                                        US Bancorp AG Credit, Inc.


                                        By:    /s/ SANDRA A. SAUER
                                           -----------------------------
                                        Name:  SANDRA A. SAUER
                                             ---------------------------
                                        Title: VICE PRESIDENT
                                              --------------------------

                                        The Bank of New York

                                        By:    /s/ RONALD R. REEDY
                                           -----------------------------
                                        Name:  RONALD R. REEDY
                                             ---------------------------
                                        Title: VICE PRESIDENT
                                              --------------------------

                                        Wells Fargo Bank (Texas), N.A.


                                        By:    /s/ DANNY OLIVER
                                           -----------------------------
                                        Name:  DANNY OLIVER
                                             ---------------------------
                                        Title: ASSISTANT VICE PRESIDENT
                                              --------------------------

                                        First Union National Bank

                                        By:    /s/ RON R. FERGUSON
                                           -----------------------------
                                        Name:  RON R. FERGUSON
                                             ---------------------------
                                        Title: SENIOR VICE PRESIDENT
                                              --------------------------


                                        Union Bank of California, N.A.


                                        By:    /s/ ALLISON U. BERRY
                                           -----------------------------
                                        Name:  ALLISON U. BERRY
                                             ---------------------------
                                        Title: VICE PRESIDENT
                                              --------------------------

                                        Cooperatieve Centrale Raiffeisen-
                                          Boerenleenbank B.A., "Rabobank
                                          Nederland" New York Branch


                                        By:    /s/ TIMOTHY J. MOORE
                                           -----------------------------
                                        Name:  TIMOTHY J. MOORE
                                             ---------------------------
                                        Title: VICE PRESIDENT
                                              --------------------------


                                        By:    /s/ W. JEFFREY VOLLACK
                                           -----------------------------
                                        Name:  W. JEFFREY VOLLACK
                                             ---------------------------
                                        Title: SENIOR CREDIT OFFICER/
                                               SENIOR VICE PRESIDENT
                                              --------------------------

                                        Farm Credit Bank of Wichita

                                        By:    TRAVIS W. BELL
                                           -----------------------------
                                        Name:  TRAVIS W. BELL
                                             ---------------------------
                                        Title: ASSISTANT VICE PRESIDENT
                                              --------------------------

                                        Frost National Bank


                                        By:    PHIL DUDLEY
                                           -----------------------------
                                        Name:  PHIL DUDLEY
                                             ---------------------------
                                        Title: SENIOR VICE PRESIDENT
                                              --------------------------

                                        Credit Agricole Indosuez

                                        By:    /s/ LARRY MATERI
                                           -----------------------------
                                        Name:  LARRY MATERI
                                             ---------------------------
                                        Title: VICE PRESIDENT
                                              --------------------------


                                        By:    /s/ SUSAN KNIGHT
                                           -----------------------------
                                        Name:  SUSAN KNIGHT
                                             ---------------------------
                                        Title: VICE PRESIDENT
                                              --------------------------

                                           BDC Finance, LLC

                                                /s/  JAMES J. ZENNI JR.
                                           By: _________________________________

                                           Name:  JAMES J. ZENNI JR.
                                                  ______________________________

                                           Title:_______________________________

                                           Schedule 2.1

                                      Commitment Percentages

                      Lender                       Dip Commitment                       Incremental DIP
                                                     Percentage                      Commitment Percentage
Harris Trust and Savings Bank                           13%                                   13%
US Bancorp Ag Credit, Inc.                              14%                                   14%
Wachovia Bank, N.A.                                    12.5%                                 12.5%
The Bank of New York                                   11.5%                                 11.5%
First Union National Bank                                0%                               26.285714%
Wells Fargo Bank (Texas), N.A.                          5.5%                              14.285714%
BDC Finance, LLC                                         0%                                8.428571%
Rabobank Nederland                                      12%                                   0%
Farm Credit Bank of Wichita                             8.5%                                  0%
Frost National Bank                                     8.5%                                  0%
Credit Agricole Indosuez                                10%                                   0%
Union Bank of California, N.A.                          4.5%                                  0%

Total                                                   100%                                100%

                                   Exhibit A

                            Imperial Sugar Company

                          Borrowing Base Certificate

                          as of ____________________
                                 ($000's omitted)

     This Borrowing Base Certificate is furnished to Harris Trust and Savings Bank, as administrative agent (the "Agent"), pursuant to that certain Post-Petition Credit Agreement dated as of January 16, 2001, by and among Imperial Sugar Company (the "Borrower"), the Guarantors (as defined therein), Harris Trust and Savings Bank and the other lender parties thereto (the "Agreement"). Unless otherwise defined herein, the terms used in this Borrowing Base Certificate have the meanings ascribed thereto in the Agreement.

     The Undersigned Hereby Certifies on Behalf of the Borrower That:

          1. I am the duly elected ______________ of the Borrower.

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, the attached computation of the Borrowing Base as defined in Section 1.1 of the Agreement.

          3. No change of name, corporate identity or address of the chief executive office of the Borrower or any Guarantor has occurred.

          4. I have reviewed the terms of the Agreement and, pursuant to such review, I have no knowledge of the existence of any condition or event which would constitute a Default or Event of Default, except as set forth below (detailing the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event):

        _________________________________________________________________

        _________________________________________________________________

        _________________________________________________________________

        _________________________________________________________________

          5. The information above and any attached exhibits do not contain any untrue statement of material fact or omit a material fact, either individually or in aggregate, that would make the information or any attached exhibits misleading.

Date:__________________

                                             Imperial Sugar Company



                                             By:
                                                Its_____________________________

                            IMPERIAL SUGAR COMPANY

                   Attachment to Borrowing Base Certificate
                          as of _______________, 2001

Gross Inventory                                                                                          $_________

Less Ineligibles:
     Inventory securing CCC Loans                                                                        $_________
     Deposits, Prepaids, Advances                                                                        $_________
     LIFO Adjustment                                                                                     $_________
     Consigned Inventory                                                                                 $_________
     Inventory in Transit                                                                                $_________
     Obsolete, Slow Moving Reserves                                                                      $_________
     Supply, repair, quarry                                                                              $_________
     Other                                                                                               $_________
     Total Ineligible Inventory                                                                          $_________

Net Eligible Inventory                                                                                   $_________

Categories and Advance Rates for Eligible Inventory
     Finished Goods Sugar                                              $__________                 85%   $_________
     Purchased Product                                                 $__________                 85%   $_________
     Bulk Raw Domestic Sugar                                           $__________                 80%   $_________
     Bulk Raw Sugar - World                                            $__________                 70%   $_________
     Finished Goods Food Service                                       $__________                 60%   $_________
     By-Product Inventories
     (Pulp and Molasses)                                               $__________                 60%   $_________
     Sugar Beets on Hand                                               $__________                 60%   $_________
     Work in Process                                                   $__________                 50%   $_________
     Supply, repair, quarry                                            $__________                 30%   $_________
     Sugar Beet Seed                                                   $__________                 30%   $_________

Inventory Availability

Net Book Value Fixed Assets                                            $__________                 30%   $_________

Availability

Plus Hedge Account Value                                                                          100%   $_________
Less Grower Payables                                                                              100%   $_________

Available to Borrow

Outstandings:
     Pre-Petition Revolver                                                                               $_________
     Pre-Petition Letters of Credit                                                                      $_________
     DIP Loans                                                                                           $_________
     DIP Swing Line                                                                                      $_________

     DIP Letters of Credit                                                                               $_________
     Total                                                                                               $_________

Net Available                                                                                            $_________

                                    Exhibit I

                               Receivables Defined

     The term "Receivables" means all right, title and interest of the Permitted Sellers in and to (but none of the obligations under) all of the following, whether now or hereafter existing (herein called the "Contributed Receivables"):

          (a) all Receivables of the Permitted Sellers;

          (b) all Related Security with respect to such Receivables;

          (c) all monies due or to become due with respect to any of the foregoing;

          (d) all books and records related to any of the foregoing; and

          (e) all proceeds thereof (as defined in the applicable UCC) including without limitation, all funds which either are received by the Permitted Sellers, the SPV or the Servicer, from or on behalf of the Obligors in payment of any amounts owed (including without limitation, finance charges, interest and all other charges) in respect of any Receivables, or are applied to such amounts owed by the Obligors (including without limitation, insurance payments, if any, that the Permitted Sellers or the Servicer applies in the ordinary course of its business to amounts owed in respect of any Receivable).

     As used herein, the following terms shall have the following meanings:

          "Contracts" means, with respect to any Receivable, any and all contracts, understandings, instruments, agreements, invoices, notes, or other writings pursuant to which such Receivable arises or which evidences such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

          "Obligor" means, with respect to any Receivable the Person obligated to make payments pursuant to the Contract relating to such Receivable.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Receivable" means any indebtedness and other obligations owed to the Permitted Sellers or the SPV or any right of the Permitted Sellers or the SPV to payment from or on behalf of an Obligor, whether constituting an account, chattel paper, instrument, or general intangible, arising in connection with the sale of goods or the rendering of services by the Permitted Sellers or the SPV, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a

Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from an other transaction.

          "Related Security" means, with respect to any Receivable:

               (i) all of the SPV's interest in any goods (including returned goods), and documentation or title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable;

               (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings signed by an Obligor relating thereto; and

               (iii) all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

          "Servicer" means Imperial Distributing, Inc., as initial Servicer together with its successors and permitted assigns in such capacity.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

                                      I-2